                                                                    EXHIBIT 10.2

                  AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT

                            Dated as of May 17, 2004

                                      among

                                 AUTOZONE, INC.,
                                  as Borrower,

                               THE SEVERAL LENDERS
                         FROM TIME TO TIME PARTY HERETO

                                       and

                              FLEET NATIONAL BANK,
                             as Administrative Agent

                                       and

                               CITICORP USA, INC.,
                              as Syndication Agent

                   -----------------------------------------

                         BANC OF AMERICA SECURITIES LLC
                                       and
                         CITIGROUP GLOBAL MARKETS INC.,
                       as Lead Arrangers and Book Managers

                                       and

                              JPMORGAN CHASE BANK,
                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                       and
                                 SUNTRUST BANK,
                             as Documentation Agents

                                TABLE OF CONTENTS

                                                                                                                         Page
SECTION 1  DEFINITIONS ..........................................................................................          1
         1.1      Definitions....................................................................................          1
         1.2      Computation of Time Periods....................................................................         16
         1.3      Accounting Terms...............................................................................         16
         1.4      Time of Day....................................................................................         17

SECTION 2  CREDIT FACILITIES.....................................................................................         17
         2.1      Revolving Loans................................................................................         17
         2.2      Competitive Loan Subfacility...................................................................         19

SECTION 3  OTHER PROVISIONS RELATING TO CREDIT FACILITIES........................................................         21
         3.1      Default Rate...................................................................................         21
         3.2      Extension and Conversion.......................................................................         21
         3.3      Prepayments....................................................................................         22
         3.4      Termination, Reduction and Increase of Revolving Committed Amount..............................         23
         3.5      Fees...........................................................................................         25
         3.6      Capital Adequacy...............................................................................         26
         3.7      Inability To Determine Interest Rate...........................................................         26
         3.8      Illegality.....................................................................................         27
         3.9      Yield Protection...............................................................................         27
         3.10     Withholding Tax Exemption......................................................................         28
         3.11     Indemnity......................................................................................         29
         3.12     Pro Rata Treatment.............................................................................         29
         3.13     Sharing of Payments............................................................................         30
         3.14     Payments, Computations, Etc....................................................................         31
         3.15     Evidence of Debt...............................................................................         32
         3.16     Replacement of Lenders.........................................................................         33

SECTION 4  CONDITIONS ...........................................................................................         34
         4.1      Closing Conditions.............................................................................         34
         4.2      Conditions to all Extensions of Credit.........................................................         35

SECTION 5  REPRESENTATIONS AND WARRANTIES........................................................................         36
         5.1      Financial Condition............................................................................         36
         5.2      Organization; Existence; Compliance with Law...................................................         36
         5.3      Power; Authorization; Enforceable Obligations..................................................         37
         5.4      No Legal Bar...................................................................................         37
         5.5      No Material Litigation.........................................................................         37
         5.6      No Default.....................................................................................         37
         5.7      Ownership of Property; Liens...................................................................         38
         5.8      No Burdensome Restrictions.....................................................................         38
         5.9      Taxes..........................................................................................         38
         5.10     ERISA..........................................................................................         38
         5.11     Governmental Regulations, Etc..................................................................         40
         5.12     Subsidiaries...................................................................................         41

         5.13     Purpose of Loans...............................................................................         41
         5.14     Disclosure.....................................................................................         41

SECTION 6  AFFIRMATIVE COVENANTS.................................................................................         41
         6.1      Information Covenants..........................................................................         41
         6.2      Preservation of Existence and Franchises.......................................................         44
         6.3      Books and Records..............................................................................         44
         6.4      Compliance with Law............................................................................         44
         6.5      Payment of Taxes and Other Indebtedness........................................................         44
         6.6      Insurance......................................................................................         44
         6.7      Maintenance of Property........................................................................         44
         6.8      Use of Proceeds................................................................................         45
         6.9      Audits/Inspections.............................................................................         45
         6.10     Adjusted Debt to EBITDAR Ratio.................................................................         45
         6.11     Interest Coverage Ratio........................................................................         45

SECTION 7  NEGATIVE COVENANTS....................................................................................         45
         7.1      Liens..........................................................................................         45
         7.2      Nature of Business.............................................................................         46
         7.3      Consolidation, Merger, Sale or Purchase of Assets, etc.........................................         46
         7.4      Fiscal Year....................................................................................         47
         7.5      Subsidiary Indebtedness........................................................................         48

SECTION 8  EVENTS OF DEFAULT.....................................................................................         48
         8.1      Events of Default..............................................................................         48
         8.2      Acceleration; Remedies.........................................................................         50

SECTION 9  AGENCY PROVISIONS.....................................................................................         51
         9.1      Appointment....................................................................................         51
         9.2      Delegation of Duties...........................................................................         52
         9.3      Exculpatory Provisions.........................................................................         52
         9.4      Reliance on Communications.....................................................................         52
         9.5      Notice of Default..............................................................................         53
         9.6      Non-Reliance on Administrative Agent and Other Lenders.........................................         53
         9.7      Indemnification................................................................................         54
         9.8      Administrative Agent in its Individual Capacity................................................         54
         9.9      Successor Administrative Agent.................................................................         54
         9.10     Syndication Agent..............................................................................         55

SECTION 10  MISCELLANEOUS .......................................................................................         55
         10.1     Notices........................................................................................         55
         10.2     Right of Set-Off...............................................................................         56
         10.3     Benefit of Agreement...........................................................................         56
         10.4     No Waiver; Remedies Cumulative.................................................................         60
         10.5     Payment of Expenses, etc.......................................................................         60
         10.6     Amendments, Waivers and Consents...............................................................         61
         10.7     Counterparts...................................................................................         62
         10.8     Headings.......................................................................................         62

10.9     Survival.......................................................................................                  62
10.10    Governing Law; Submission to Jurisdiction; Venue...............................................                  63
10.11    Severability...................................................................................                  63
10.12    Entirety.......................................................................................                  64
10.13    Binding Effect; Amendment and Restatement of Existing 364-Day Credit Agreement; Termination....                  64
10.14    Confidentiality................................................................................                  64
10.15    Source of Funds................................................................................                  65
10.16    Conflict.......................................................................................                  66

                                    SCHEDULES

Schedule 1.1            Applicable Percentage
Schedule 2.1(a)         Lenders
Schedule 2.1(b)(i)      Form of Notice of Borrowing
Schedule 2.1(e)         Form of Revolving Note
Schedule 2.2(f)         Form of Competitive Note
Schedule 3.2            Form of Notice of Extension/Conversion
Schedule 4.1(g)         Form of Legal Opinion
Schedule 5.5            Material Litigation
Schedule 5.12           Subsidiaries
Schedule 6.1(c)         Form of Officer's Compliance Certificate
Schedule 7.5            Subsidiary Indebtedness
Schedule 10.3(b)        Form of Assignment and Acceptance

                  AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT

      THIS AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT dated as of May 17, 2004 (the "Credit Agreement"), is by and among AUTOZONE, INC., a Nevada corporation (the "Borrower"), the several lenders identified on the signature pages hereto and such other lenders as may from time to time become a party hereto (the "Lenders"), FLEET NATIONAL BANK, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and CITICORP USA, INC., as syndication agent (in such capacity, the "Syndication Agent").

                               W I T N E S S E T H

      WHEREAS, the Borrower, the Lenders, the Administrative Agent and certain other Persons are party to an Amended and Restated Credit Agreement dated as of May 22, 2002 (the "Existing 364-Day Credit Agreement");

      WHEREAS, the Borrower has requested that the Lenders extend the maturity of the revolving loan facility available to the Borrower under the Existing 364-Day Credit Agreement, as more particularly described herein;

      WHEREAS, the Lenders have agreed to make such changes to the existing credit facilities and to amend and restate the Existing 364-Day Credit Agreement on the terms and conditions hereinafter set forth; and

      WHEREAS, concurrently with the effectiveness of such amendment and restatement of the Existing 364-Day Credit Agreement, the Existing 364-Day Credit Agreement will be amended and restated in its entirety, the financial institutions party thereto will have no further obligations thereunder and will cease to be parties to such agreement and the Borrower (as defined in the Existing 364-Day Credit Agreement) will have no further obligations thereunder, except for those obligations that by their terms survive termination of the Existing 364-Day Credit Agreement.

      NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1

                                   DEFINITIONS

      1.1   DEFINITIONS.

      As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

      "Administrative Agent" shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

      "Administrative Agent's Fee Letter" means that certain letter agreement, dated as of March 26, 2004, between the Administrative Agent and the Borrower, as amended, modified, supplemented or replaced from time to time.

      "Administrative Agent's Fees" shall have the meaning assigned to such term in Section 3.5(b).

      "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the equity interest in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Agency Services Address" means Fleet National Bank, 100 Federal Street, MADE10307C, Boston, MA 02110 Attn: Agency Services, or such other address as may be identified by written notice from the Administrative Agent to the Borrower.

      "Applicable Percentage" means, for purposes of calculating the applicable interest rate for any day for any Loan (other than a Competitive Loan), the applicable rate of the Facility Fee for any day for purposes of Section 3.5(a) or the applicable rate of the Utilization Fee for any day for the purposes of
Section 3.5(c), the appropriate applicable percentage set forth on Schedule 1.1. The Applicable Percentages shall be determined and adjusted on the following dates (each a "Calculation Date"):

                        (i) where the Borrower has a senior unsecured (non-credit enhanced) long term debt rating from S&P and/or Moody's, five (5) Business Days after receipt of notice by the Administrative Agent of a change in any such debt rating, based on such debt rating(s); and

                        (ii) where the Borrower previously had a senior unsecured (non-credit enhanced) long term debt rating from S&P and/or Moody's, but either or both of S&P and Moody's withdraws its rating such that the Borrower's senior unsecured (non-credit enhanced) long term debt no longer is rated by either S&P or Moody's, five (5) Business Days after receipt by the Administrative Agent of notice of the withdrawal of the last to exist of such previous debt ratings, based on Pricing Level V until the earlier of (A) such time as S&P and/or Moody's provides another rating for such debt of the Borrower or (B) the Required Lenders have agreed to an alternative pricing grid or other method for determining Pricing Levels pursuant to an effective amendment to this Credit Agreement.

The Applicable Percentage shall be effective from a Calculation Date until the next such Calculation Date. The Administrative Agent shall determine the appropriate Applicable Percentages promptly upon receipt of the notices and information necessary to make such determination and shall promptly notify the Borrower and the Lenders of any change thereof. Such determinations by the Administrative Agent shall be conclusive absent manifest error. The Applicable Percentage from the Closing Date shall be based on Pricing Level II, subject to adjustment as provided herein.

      "Approving Lenders" has the meaning set forth in Section 3.4(c).

      "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

      "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty
(60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

      "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of
(a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

      "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

      "Borrower" means the Person identified as such in the heading hereof, together with any permitted successors and assigns.

      "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England and New York, New York.

      "Calculation Date" has the meaning set forth in the definition of Applicable Percentage.

      "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

      "Change of Control" means either (i) a "person" or a "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than 50% of the then outstanding voting stock of the Borrower or (ii) a majority of the board of directors of the Borrower shall consist of individuals who are not Continuing Directors. For purposes hereof, "Continuing Directors" means, as of any date of determination, (i) an individual who on the date two years prior to such determination date was a member of the Borrower's board of directors or (ii) (a) any director whose nomination for election by the Borrower's shareholders was approved by a vote of a majority of the directors then still in office who either were directors on the date two years prior to such determination date or whose nomination for election was previously so approved (or who are Continuing Directors pursuant to clause (b) below) or (b) any director who was elected by a majority of the directors then still in office who either were directors on the date two years prior to such determination date or whose nomination for election was previously so approved (or who are Continuing Directors pursuant to clause (a) above). Notwithstanding the foregoing, a Reorganization permitted by under Section 7.3 hereof shall not be deemed a Change of Control for the purposed of this Credit Agreement.

      "Change of Control Notice" shall have the meaning specified in Section 3.4(e).

      "Change of Control Prepayment Amount" shall have the meaning specified in
Section 3.4(e).

      "Change of Control Standstill Period" shall have the meaning specified in
Section 3.4(e).

      "Closing Date" means the date hereof.

      "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

      "Commercial Credit Business Arrangement" means any agreement between the Borrower or any of its Subsidiaries and an entity that purchases such Person's commercial accounts receivables with only such limited recourse back to such Person as is customary in factoring arrangements of this type.

      "Commitment" means, with respect to each Lender, the Revolving Commitment of such Lender.

      "Competitive Bid" means an offer by a Lender to make a Competitive Loan pursuant to the terms of Section 2.2.

      "Competitive Bid Rate" means, as to any Competitive Bid made by a Lender in accordance with the provisions of Section 2.2, the fixed rate of interest offered by the Lender making the Competitive Bid.

      "Competitive Loan" means a loan made by a Lender in its discretion pursuant to the provisions of Section 2.2.

      "Competitive Note" means a promissory note of the Borrower in favor of a Lender delivered pursuant to Section 2.2(f) and evidencing the Competitive Loans, if any, of such Lender, as such promissory note may be amended, modified, restated or replaced from time to time.

      "Consolidated Adjusted Debt" means, at any time, the sum of, without duplication, (i) Consolidated Funded Indebtedness and (ii) the product of Consolidated Rents multiplied by 6.0.

      "Consolidated EBITDA" means, for any period for the Borrower and its Subsidiaries, Consolidated Net Income plus Consolidated Interest Expense plus all provisions for any Federal, state or other domestic and foreign income taxes plus depreciation and amortization, in each case on a consolidated basis determined in accordance with GAAP applied on a consistent basis. Except as otherwise expressly provided, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

      "Consolidated EBITDAR" means, for any period, the sum of Consolidated EBITDA and Consolidated Rents. Except as otherwise expressly provided, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

      "Consolidated EBITR" means, for any period for the Borrower and its Subsidiaries, Consolidated EBITDA minus depreciation and amortization plus Consolidated Rents, in each case on a consolidated basis as determined in accordance with GAAP applied on a consistent basis.

Except as otherwise expressly provided, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

      "Consolidated Funded Indebtedness" means, at any time, the outstanding principal amount of all Funded Indebtedness, without duplication, of the Borrower and its Subsidiaries at such time.

      "Consolidated Interest Coverage Ratio" means, as of the last day of any fiscal quarter of the Borrower, the ratio of (i) Consolidated EBITR to (ii) Consolidated Interest Expense plus Consolidated Rents.

      "Consolidated Interest Expense" means, for any period for the Borrower and its Subsidiaries, all interest expense plus the interest component under Capital Leases, in each case on a consolidated basis as determined in accordance with GAAP applied on a consistent basis. Except as otherwise expressly provided, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

      "Consolidated Net Income" means, for any period for the Borrower and its Subsidiaries, net income on a consolidated basis determined in accordance with GAAP applied on a consistent basis, but excluding non-recurring charges in an aggregate amount not to exceed $50,000,000 collectively with respect to all periods relevant for the calculation of the financial covenants contained in Sections 6.10 and 6.11. Except as otherwise expressly provided, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

      "Consolidated Rents" means, for any period for the Borrower and its Subsidiaries, all rental expense of the Borrower and its Subsidiaries for such period under operating leases (specifically including rents paid in connection with synthetic leases, tax retention operating leases, off-balance sheet loans or similar off-balance sheet financing products), on a consolidated basis as determined in accordance with GAAP applied on a consistent basis. Except as otherwise expressly provided, the applicable period shall be for the four consecutive fiscal quarters ending as of the date of determination.

      "Credit Documents" means a collective reference to this Credit Agreement, the Notes, the Administrative Agent's Fee Letter and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

      "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

      "Designating Lender" has the meaning set forth in Section 10.3(e).

      "Disapproving Lenders" has the meaning set forth in Section 3.4(c).

      "Dollars" and "$" means dollars in lawful currency of the United States of America.

      "Environmental Laws" means any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

      "ERISA Affiliate" means an entity which is under common control with the Borrower within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Borrower and which is treated as a single employer under Sections 414(b) or (c) of the Code.

      "ERISA Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA;
(iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan;
(vi) the complete or partial withdrawal of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (vii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

      "Eurodollar Loan" means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

      "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

                            Interbank Offered Rate
    Eurodollar Rate =  ---------------------------------
                       1 - Eurodollar Reserve Percentage

      "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

      "Event of Default" means such term as defined in Section 8.1.

      "Facilities" means a collective reference to (i) the revolving loan facility established pursuant to Section 2.1 and (ii) the Five-Year Facility.

      "Facility Fee" shall have the meaning assigned to such term in Section 3.5(a).

      "Facility Fee Calculation Period" shall have the meaning assigned to such term in Section 3.5(a).

      "Federal Funds Rate" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (A) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (B) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

      "Fees" means all fees payable pursuant to Section 3.5.

      "Financial Officer" means, with respect to the Borrower, the Treasurer, the Controller, the General Counsel, or the Chief Financial Officer of the Borrower; provided that the Borrower may designate additional persons or delete persons so authorized by written notice to the Administrative Agent from at least two existing Financial Officers of the Borrower.

      "Five-Year Credit Agreement" means that certain Amended and Restated Five-Year Credit Agreement, dated as of the date hereof, by and among the Borrower, the lenders party thereto, Fleet National Bank, as administrative agent, and Citicorp USA, Inc., as syndication agent, as amended, modified, supplemented, restated or replaced from time to time.

      "Five-Year Facility" means the revolving loan facility established pursuant to the Five-Year Credit Agreement.

      "Fleet" means Fleet National Bank and its successors.

      "Funded Indebtedness" means, with respect to any Person (for purposes of this sentence only, the "Debtor"), without duplication, (i) all Indebtedness of such Debtor for borrowed money, (ii) all purchase money Indebtedness of such Debtor, including without limitation the principal portion of all obligations of such Debtor under Capital Leases, (iii) all Guaranty Obligations of such Debtor with respect to Funded Indebtedness of another Person, (iv) the maximum available amount of all standby letters of credit or acceptances issued or created for the account of such Debtor, and (v) all Funded Indebtedness of another Person secured by a Lien on any Property of such Debtor, whether or not such Funded Indebtedness has been assumed; provided that Funded Indebtedness shall not include (i) any letters of credit used by such Debtor for the financing of inventory in the ordinary course of business or (ii) any amounts received by such Debtor pursuant to a Commercial Credit Business Arrangement. The Funded Indebtedness of any Person shall include the Funded Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer.

      "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3 hereof.

      "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

      "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

      "Indebtedness" of any Person means (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (v) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) all Guaranty Obligations of such Person, (viii) the principal portion of all obligations of such Person under Capital Leases, (ix) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, (x) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (xi) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date and (xii) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP; provided that Indebtedness shall not include (i) any letters of credit used by such Person for the financing of inventory in the ordinary course of business or (ii) any amounts received by such Person pursuant to a Commercial Credit Business Arrangement. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

      "Interbank Offered Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the rate of interest, determined by the Administrative Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), appearing on Telerate Page 3750 (or, if, for any reason, Telerate Page 3750 is not available, the Reuters Screen LIBO Page) as of approximately 11:00 A.M. (London time) two (2) Business Days before the first day of such Interest Period; provided, however, if no such interest rate for a period of time corresponding to such Interest Period appears on Telerate Page 3750 or the Reuters Screen LIBO Page, then the applicable interest rate shall be determined by the Administrative Agent in good faith. As used herein, "Telerate Page 3750" means the display designated as page 3750 by Dow Jones Telerate, Inc. (or such other page as may replace such page on that service for the purpose of displaying the British Bankers Association London interbank offered rates) and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

      "Interest Payment Date" means (i) as to any Base Rate Loan, the last day of each March, June, September and December, the date of repayment of principal of such Loan and the Termination Date and (ii) as to any Eurodollar Loan or any Competitive Loan, the last day of each

Interest Period for such Loan, the date of repayment of principal of such Loan and on the Termination Date, and in addition where the applicable Interest Period is more than 3 months, then also on the date 3 months from the beginning of the Interest Period, and each 3 months thereafter. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

      "Interest Period" means (i) as to any Eurodollar Loan, a period of one, two, three or six month's duration, as the Borrower may elect, commencing in each case, on the date of the borrowing (including conversions, extensions and renewals), and (ii) as to any Competitive Loan, a period commencing in each case on the date of the borrowing and ending on the date specified in the applicable Competitive Bid whereby the offer to make such Competitive Loan was extended (such ending date in any event to be no less than one week and not more than 180 days from the date of the borrowing); provided, however, (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Termination Date, and (C) in the case of Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

      "Lenders" means each of the Persons identified as a "Lender" on the signature pages hereto, and each Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

      "Lending Installation" means, with respect to a Lender or the Administrative Agent, any office, branch, subsidiary or affiliate of such Lender or the Administrative Agent.

      "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

      "Loan" or "Loans" means the Revolving Loans and/or the Competitive Loans, individually or collectively, as appropriate.

      "Master Account" means such account as may be identified by written notice from at least two Financial Officers of the Borrower to the Administrative Agent.

      "Material Adverse Effect" means a material adverse effect on (i) the condition (financial or otherwise), operations, business, assets or liabilities of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Borrower to perform any material obligation under the Credit Documents or (iii) any aspect of the Borrower or its business that adversely affects the material rights and remedies of the Lenders under the Credit Documents.

      "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

      "Mexican Subsidiaries" means, collectively, the following Subsidiaries of the Borrower: AutoZone de Mexico, S. de R.L. de C.V., Zone Compra, S. de R.L. de C.V., Service Zone, S.de R.L. de C.V., Data Zone, S. de R.L. de C.V., and any other Subsidiary of the Borrower formed after the Closing Date and organized under the laws of Mexico.

      "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

      "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

      "Multiple Employer Plan" means a Plan which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate and at least one employer other than the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate are contributing sponsors.

      "Note" or "Notes" means any Revolving Note and/or Competitive Note, as the context may require.

      "Notice of Borrowing" means a written notice of borrowing in substantially the form of Schedule 2.1(b)(i), as required by Section 2.1(b)(i).

      "Notice of Extension/Conversion" means the written notice of extension or conversion in substantially the form of Schedule 3.2, as required by Section 3.2.

      "Participation Interest" means, the extension of credit by a Lender by way of a purchase of a participation in any Loans as provided in Section 3.13.

      "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

      "Permitted Liens" means:

            (i) Liens in favor of the Administrative Agent on behalf of the Lenders;

            (ii) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

            (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that any such Liens which are material secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

            (iv) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by the Borrower and its Subsidiaries in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (v) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

            (vi) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

            (vii) leases or subleases granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries taken as a whole;

            (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

            (ix) Liens on assets at the time such assets are acquired by the Borrower or any Subsidiary in accordance with Section 7.3(d); provided that such Liens are not created in contemplation of such acquisition;

            (x) Liens on assets of any Person at the time such Person becomes a Subsidiary in accordance with Section 7.3(d); provided that such Liens are not created in contemplation of such Person becoming a Subsidiary;

            (xi) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

            (xii) Liens on receivables sold pursuant to a Commercial Credit Business Arrangement;

            (xiii) Liens on inventory held by the Borrower or any of its Subsidiaries under consignment;

            (xiv) Liens on any inventory of the Borrower or any of its Subsidiaries in favor of a vendor of such inventory, arising in the normal course of business upon its sale to the Borrower or any such Subsidiary; and

            (xv) other Liens on Property of the Borrower and its Subsidiaries, so long as the Borrower and its Subsidiaries own at all times Property (a) unencumbered by any Liens other than Liens permitted by clauses (i) through (xiv) above and (b), having an aggregate fair market value of at least $2,000,000,000.

      "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

      "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

      "Pricing Level" means the applicable pricing level for the Applicable Percentage shown in Schedule 1.1.

      "Prime Rate" means the rate of interest per annum publicly announced or established from time to time by Fleet as its prime rate in effect at its principal office in Boston, Massachusetts, with each change in the Prime Rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by Fleet in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit by Fleet to any debtor).

      "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

      "Register" shall have the meaning given such term in Section 10.3(c).

      "Regulation D, T, U, or X" means Regulation D, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

      "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Materials of Environmental Concern).

      "Reorganization" shall have the meaning specified in Section 7.03.

      "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

      "Required Lenders" means, at any time, Lenders which are then in compliance with their obligations hereunder (as determined by the Administrative Agent) and holding in the aggregate more than 50% of (i) the Revolving Commitments or (ii) if the Commitments have been terminated, the outstanding Loans and Participation Interests therein.

      "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property is subject.

      "Revolving Commitment" means, with respect to each Lender, the commitment of such Lender in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.1(a) (as such amount may be reduced or increased from time to time in accordance with the provisions of this Credit Agreement), to make Revolving Loans in accordance with the provisions of Section 2.1(a).

      "Revolving Commitment Percentage" means for any Lender, the percentage identified as its Revolving Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 10.3.

      "Revolving Committed Amount" shall have the meaning assigned to such term in Section 2.1(a).

      "Revolving Loans" shall have the meaning assigned to such term in Section 2.1(a).

      "Revolving Note" means a promissory note of the Borrower in favor of a Lender delivered pursuant to Section 2.1(e) and evidencing the Revolving Loans of such Lender, as such promissory note may be amended, modified, restated or replaced from time to time.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor or assignee of the business of such division in the business of rating securities.

      "SPV" has the meaning set forth in Section 10.3(e).

      "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

      "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and
(b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% equity interest at any time.

      "Syndication Agent" means Citicorp USA, Inc., together with any successor and assigns.

      "Terminating Lenders" shall have the meaning specified in Section 3.4(e).

      "Termination Date" means, as to the Revolving Loans and Competitive Loans, May 16, 2005, as such date may be extended pursuant to Section 3.4.

      "Utilization Fee" shall have the meaning set forth in Section 3.5(c).

      "Utilization Fee Period" shall have the meaning assigned to such term in
Section 3.5(c).

      1.2   COMPUTATION OF TIME PERIODS.

      For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

      1.3   ACCOUNTING TERMS.

      Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 6.1 hereof (or. prior to the delivery of the first financial statements pursuant to Section 6.1 hereof, consistent with the financial statements as at August 30, 2003; provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

      1.4   TIME OF DAY.

      Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

                                    SECTION 2

                                CREDIT FACILITIES

      2.1   REVOLVING LOANS.

            (a) Revolving Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower revolving credit loans requested by the Borrower in Dollars ("Revolving Loans") up to such Lender's Revolving Commitment from time to time from the Closing Date until the Termination Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein for the purposes hereinafter set forth; provided, however, that the sum of the aggregate principal amount of outstanding Revolving Loans shall not exceed THREE HUNDRED MILLION DOLLARS ($300,000,000.00) (as such aggregate maximum amount may be reduced or increased from time to time as provided in Sections 3.3 and 3.4, the "Revolving Committed Amount"); provided, further, (i) with regard to each Lender individually, such Lender's outstanding Revolving Loans shall not exceed such Lender's Revolving Commitment, and (ii) with regard to the Lenders collectively, the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Competitive Loans shall not exceed the Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, that no more than 25 Eurodollar Loans shall be outstanding hereunder at any time. For purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period. Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof. Notwithstanding the foregoing, the Borrower may not request any Loans hereunder while a Change of Control Standstill Period shall be in effect pursuant to Section 3.4(e) hereof.

            (b)   Revolving Loan Borrowings.

                  (i) Notice of Borrowing. The Borrower shall request a Revolving Loan borrowing by written notice (or telephone notice promptly confirmed in writing) to the Administrative Agent not later than 11:30 A.M. on the Business Day of the requested borrowing in the case of Base Rate Loans, and not later than 2:00 P.M. on the second Business Day prior to the date of the requested borrowing in the case of

            Eurodollar Loans. Each such request for borrowing shall be irrevocable, executed by a Financial Officer of the Borrower and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Administrative Agent shall give notice to each affected Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.1(b)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

                  (ii) Minimum Amounts. Each Eurodollar Loan or Base Rate Loan that is a Revolving Loan shall be in a minimum aggregate principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).

                  (iii) Advances. Each Lender will make its Revolving Commitment
            Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower as specified in
            Section 3.14(a), or in such other manner as the Administrative Agent may specify in writing, by 1:00 P.M on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the Master Account with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

            (c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Termination Date, subject to the provisions of Sections 3.4(c), (d) and (e).

            (d)   Interest. Subject to the provisions of Section 3.1,

                  (i) Base Rate Loans. During such periods as Revolving Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Percentage; and

                  (ii) Eurodollar Loans. During such periods as Revolving Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Eurodollar Rate plus the Applicable Percentage.

            Interest on Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

            (e) Revolving Notes. The Revolving Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender's Revolving Commitment and in substantially the form of Schedule 2.1(e).

      2.2   COMPETITIVE LOAN SUBFACILITY.

            (a) Competitive Loans. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Borrower may, from time to time from the Closing Date until the Termination Date, request and each Lender may, in its sole discretion, agree to make, Competitive Loans in Dollars to the Borrower; provided, however, that (i) the aggregate principal amount of outstanding Competitive Loans shall not at any time exceed the Revolving Committed Amount, and (ii) the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Competitive Loans shall not at any time exceed the Revolving Committed Amount. Each Competitive Loan shall be not less than $10,000,000 in the aggregate and integral multiples of $1,000,000 in excess thereof (or the remaining portion of the Revolving Committed Amount, if less). Notwithstanding the foregoing, the Borrower may not request any Loans hereunder while a Change of Control Standstill Period shall be in effect pursuant to Section 3.4(e) hereof.

            (b) Competitive Bid Requests. The Borrower may solicit by making a written or telefax request to all of the Lenders for a Competitive Loan. To be effective, such request must be received by each of the Lenders by 2:00 P.M. one Business Day prior to the date of the requested borrowing and must specify (i) that a Competitive Loan is requested, (ii) the amount of such Competitive Loan and (iii) the Interest Period for such Competitive Loan.

            (c) Competitive Bids. Upon receipt of a request by the Borrower for a Competitive Loan, each Lender may, in its sole discretion, submit a Competitive Bid containing an offer to make a Competitive Loan in an amount up to the amount specified in the related request for Competitive Loans. Such Competitive Bid shall be submitted to the Borrower by telephone notice (to be immediately confirmed by telecopy) no later than 10:30 A.M. on the date of the requested Competitive Loan. Competitive Bids so made shall be irrevocable. Each Competitive Bid shall specify (i) the date of the proposed Competitive Loan, (ii) the maximum and minimum principal amounts of the Competitive Loan for which such offer is being made (which may be for all or a part of (but not more than) the amount requested by the Borrower), (iii) the applicable Competitive Bid Rate, and
      (iv) the applicable Interest Period.

            (d) Acceptance of Competitive Bids. The Borrower may, before 1:00 P.M. on the date of the requested Competitive Loan, accept any Competitive Bid by giving the applicable Lender and the Administrative Agent telephone notice (immediately confirmed in writing) of (i) the Lender or Lenders whose Competitive Bid(s) is/are accepted, (ii) the principal amount of the Competitive Bid(s) so accepted and (iii) the Interest Period of the Competitive Bid(s) so accepted. The Borrower may accept any Competitive Bid in whole or in part; provided, however, that (a) the principal amount of each Competitive Loan may not exceed the maximum amount offered in the Competitive Bid and may not be less than the minimum amount offered in the Competitive Bid, (b) the principal amount of each Competitive Loan may not exceed the total amount requested pursuant to subsection (a) above, (c) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if it has decided to reject a Competitive Bid made at a lower Competitive Bid Rate and (d) if the Borrower shall accept a Competitive Bid or Bids made at a particular Competitive Bid Rate but the amount of such Competitive Bid or Bids shall cause the total amount of Competitive Bids to be accepted by the Borrower to exceed the total amount requested pursuant to subsection (a) above, then the Borrower shall accept a portion of such Competitive Bid or Bids in an amount equal to the total amount requested pursuant to subsection (a) above less the amount of other Competitive Bids accepted with respect to such request, which acceptance, in the case of multiple Competitive Bids at the same Competitive Bid Rate, shall be made pro rata in accordance with each such Competitive Bid at such Competitive Bid Rate. Competitive Bids so accepted by the Borrower shall be irrevocable.

            (e) Funding of Competitive Loans. Upon acceptance by the Borrower pursuant to subsection (d) above of all or a portion of any Lender's Competitive Bid, such Lender shall, before such time as determined by such Lender in accordance with such Lender's customary practices, on the date of the requested Competitive Loan, make such Competitive Loan available by crediting the Master Account with the amount of such Competitive Loan.

            (f) Competitive Notes. The Competitive Loans of each Lender shall be evidenced by a single Competitive Note duly executed on behalf of the Borrower, dated the date hereof, in substantially the form of Schedule 2.2(f), payable to the order of such Lender.

            (g) Repayment of Competitive Loans. The Borrower shall repay to each Lender which has made a Competitive Loan on the last day of the Interest Period for such Competitive Loan the then unpaid principal amount of such Competitive Loan. Unless the Borrower shall repay the maturing Competitive Loan or give to notice to the Administrative Agent of its intent to otherwise repay such Loan not later than 11:30 A.M. on the last day of the Interest Period, the Borrower shall be deemed to have requested a Revolving Loan advance comprised of Base Rate Loans in the amount of the maturing Competitive Loan, the proceeds of which will be used to repay such Competitive Loan.

            (h) Interest on Competitive Loans. The Borrower shall pay interest to each Lender on the unpaid principal amount of each Competitive Loan from and including the date of such Competitive Loan to but excluding the stated maturity date thereof, at the applicable Competitive Bid Rate for such Competitive Loan (computed on the basis of the actual number of days elapsed over a year of 360 days). Interest on Competitive Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

            (i) Limitation on Number of Competitive Loans. The Borrower shall not request a Competitive Loan if, assuming the maximum amount of Competitive Loans so requested is borrowed as of the date of such request, the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Competitive Loans would exceed the aggregate Revolving Committed Amount.

            (j) Change in Procedures for Requesting Competitive Loans. The Borrower and the Lenders hereby agree that, notwithstanding any other provision to the contrary contained in this Credit Agreement, upon mutual agreement of the Administrative Agent and the Borrower and written notice by the Administrative Agent to the Lenders, all further requests by the Borrower for Competitive Loans shall be made by the Borrower to the Lenders through the Administrative Agent in accordance with such procedures as shall be prescribed by the Administrative Agent and acceptable to the Borrower and each Lender.

                                    SECTION 3

                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES

      3.1   DEFAULT RATE.

      Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 1% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then 1% greater than the Base Rate).

      3.2   EXTENSION AND CONVERSION.

      Subject to the terms of Section 4.2, the Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; provided, however, that (a) except as provided in Section 3.8, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (b) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (c) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.1 and shall be in such minimum amounts as provided in Section 2.1(b)(ii), (d) no more than 25 Eurodollar Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar

Loan with a single Interest Period), (e) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month and (f) Competitive Loans may not be extended or converted pursuant to this Section 3.2. Each such extension or conversion shall be effected by a Financial Officer of the Borrower giving a Notice of Extension/Conversion (or telephone notice promptly confirmed in writing) to the Administrative Agent prior to 11:30 A.M. on the Business Day of, in the case of the extension of Base Rate Loans, and prior to 2:00 P.M. on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in subsections (b), (c), (d) and (e) of Section 4.2. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

      3.3   PREPAYMENTS.

            (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans (other than Competitive Bid Loans, which may not be prepaid) in whole or in part from time to time, subject to Section 3.11, but otherwise without premium or penalty; provided, however, that (i) Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Administrative Agent and specifying the applicable Loans to be prepaid; (ii) any prepayment of Eurodollar Loans will be subject to
      Section 3.11 and (iii) each such partial prepayment of Revolving Loans shall be in a minimum principal amount of $5,000,000 and multiples of $1,000,000 in excess thereof (or, if less, the full remaining amount of the Revolving Loan being prepaid). Subject to the foregoing terms, amounts prepaid under this Section 3.3(a) shall be applied as the Borrower may elect.

            (b) Commitment Limitation. If at any time, the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Competitive Loans shall exceed the Revolving Committed Amount, the Borrower promises to prepay immediately the outstanding principal balance on the Revolving Loans and/or Competitive Loans in an amount sufficient to eliminate such excess.

            (c) General. All prepayments made pursuant to this Section 3.3 shall (i) be subject to Section 3.11 and (ii) unless the Borrower shall specify otherwise, be applied first to Base Rate Loans, if any, and then to Eurodollar Loans in direct order of Interest Period maturities. Except as otherwise set forth in subclause (b) above, amounts prepaid on the Revolving Loans may be reborrowed in accordance with the provisions hereof.

      3.4   TERMINATION, REDUCTION AND INCREASE OF REVOLVING COMMITTED AMOUNT.

            (a) Voluntary Reductions. The Borrower may from time to time permanently reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $5,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon five Business Days' prior written notice to the Administrative Agent; provided, however, no such termination or reduction shall be made which would cause the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Competitive Loans to exceed the Revolving Committed Amount unless, concurrently with such termination or reduction, the Revolving Loans and/or Competitive Loans are repaid to the extent necessary to eliminate such excess. The Administrative Agent shall promptly notify each affected Lender of receipt by the Administrative Agent of any notice from the Borrower pursuant to this Section 3.4(a).

            (b) Termination Date. Subject to subclauses (c) and (d) below, the Revolving Commitments of the Lenders shall automatically terminate on the Termination Date.

            (c) Extension. The Borrower may, no earlier than 60 days and no later than 30 days prior to the Termination Date, by notice to the Administrative Agent, make written request of the Lenders to extend such Termination Date for an additional period of 364 days. The Administrative Agent will give prompt notice to each of the Lenders of its receipt of any such request for extension of such Termination Date. Each Lender, in its sole discretion, shall make a determination not more than 30 days nor less than 25 days prior to such Termination Date as to whether or not it will agree to extend such Termination Date as requested; provided, however, that failure by any Lender to make a timely response to the Borrower's request for extension of such Termination Date shall be deemed to constitute a refusal by the Lender to extend such Termination Date. If, in response to a request for an extension of such Termination Date, one or more Lenders shall fail to agree to the requested extension (the "Disapproving Lenders"), then the Borrower may elect to either (A) continue the revolving credit facility hereunder at the same level of Revolving Commitments by replacing each of the Disapproving Lenders in accordance with Section 3.16, or (B) provided that the requested extension is approved by Lenders holding more than 50% of the Revolving Commitments hereunder (including for purposes hereof any Replacement Lenders which may replace a Disapproving Lender, the "Approving Lenders"), extend and continue the revolving credit facility at a lower aggregate amount equal to the Revolving Commitments held by the Approving Lenders. In any such case, (i) such Termination Date relating to the Revolving Commitments held by the Disapproving Lenders shall remain as then in effect with repayment of obligations held by such Disapproving Lenders being due on such date and termination of their respective Revolving Commitments on such date, and (ii) such Termination Date relating to the Revolving Commitments held by the Approving Lenders shall be extended by an additional period of 364 days.

            (d) Term Out Option. If (i) the Borrower shall have delivered to the Administrative Agent a written notice requesting an extension of the Termination Date applicable to Revolving Loans and Competitive Loans at least three (3) Business Days prior to such Termination Date then in effect (which notice the Administrative Agent shall promptly transmit to each Lender) and (ii) no Default or Event of Default exists on the otherwise applicable Termination Date, then such otherwise applicable Termination Date shall be extended (provided that no prior elections have been made under this Section 3.4(d)) to the first anniversary of such Termination Date then in effect. No additional borrowings under the Revolving Credit Facility set forth in Section 2.1 may be made during such extension period and any amounts repaid on Loans outstanding under such facility during such extension period may not be reborrowed. The otherwise Applicable Percentage on all Loans outstanding under this option shall be increased by an additional 0.250% per annum.

            (e)   Change of Control.

                  (i) As set forth in Sections 2.1(a) and 2.2(a) above, the Borrower may not request any Loans hereunder while a Change of Control Standstill Period shall be in effect pursuant to this
            Section 3.4(e). Subject to the procedures set forth below in this clause (ii) of this Section 3.4(e), upon the occurrence of a Change of Control and the expiration of the 20-day notice period described below, each Lender shall have the right to terminate its Commitment hereunder and require that the Borrower prepay (and the Borrower agrees to so prepay) in full such Lender's outstanding Loans (such amount the "Change of Control Prepayment Amount"), plus accrued and unpaid fees and interest, if any, to the date of prepayment and all other obligations due to such Lender under this Credit Agreement and the other Credit Documents.

                  (ii) Upon the occurrence of any Change of Control, the Administrative Agent shall mail a notice (the "Change of Control Notice") simultaneously to all Lenders providing each Lender with notice of its rights under this Section 3.4(e) and a period of twenty (20) calendar days to evaluate the Change of Control and make a determination as to whether such Lender will terminate its Commitments and accept payment of the Change of Control Prepayment Amount, or whether such Lender will accept such Change of Control and continue as a Lender hereunder. The period beginning on the effective date of such Change of Control and continuing through the expiration of such twenty (20) notice day period shall be referred to herein as a "Change of Control Standstill Period"). The Borrower may not request any Loans hereunder while a Change of Control Standstill Period shall be in effect pursuant to this Section 3.4(e).

                  (iii) Lenders electing to have their Loans prepaid pursuant to this Section 3.4(e) shall so notify the Administrative Agent as directed in the Change of Control Notice; provided, however, that failure by any Lender to make a timely response shall be deemed to constitute an election by such Lender to terminate its

            Commitment and accept prepayment of its Loans. Upon the expiration date of the Change of Control Standstill Period, (A) all Lenders electing to terminate their Commitments (the "Terminating Lenders") shall surrender their Notes to the Administrative Agent at the address specified in Section 11.02, (B) all Notes held by the Terminated Lenders shall be cancelled by the Borrower and the Borrower shall pay the applicable Change of Control Prepayment Amounts to the Administrative Agent, for the account of the Terminating Lenders, and all other Obligations due to the Terminating Lenders under this Agreement and the other Credit Documents, (C) the Commitments of the Terminating Lenders hereunder shall be terminated and the Revolving Committed Amount shall be automatically reduced by an amount equal to the aggregate amount of the Commitments so terminated, and (D) and the Commitments of those Lenders not electing to terminate their Commitments shall automatically continue.

            (f) Additional Commitments. The Borrower shall have the right to increase the Facilities on a pro rata basis as described in, and subject to the conditions of, Section 3.4(b) of the Five-Year Credit Agreement; provided, however, that no Lender shall be obligated to increase its Revolving Commitment hereunder.

            (g) General. The Borrower shall pay to the Administrative Agent for the account of the Lenders in accordance with the terms of Section 3.5(a), on the date of each termination or reduction of the Revolving Committed Amount, the Facility Fee accrued through the date of such termination or reduction on the amount of the Revolving Committed Amount so terminated or reduced.

      3.5   FEES.

            (a) Facility Fee. In consideration of the Revolving Commitments of the Lenders hereunder, the Borrower agrees to pay to the Administrative Agent for the account of each Lender a fee (the "Facility Fee") on the Revolving Committed Amount computed at a per annum rate for each day during the applicable Facility Fee Calculation Period (hereinafter defined) equal to the Applicable Percentage in effect from time to time. The Facility Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last Business Day of each March, June, September and December (and any date that the Revolving Committed Amount is reduced or increased as provided in Section 3.4 and the Termination
      Date) for the immediately preceding quarter (or portion thereof) (each such quarter or portion thereof for which the Facility Fee is payable hereunder being herein referred to as a "Facility Fee Calculation Period"), beginning with the first of such dates to occur after the Closing Date.

            (b) Administrative Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, the fees referred to in the Administrative Agent's Fee Letter (collectively, the "Administrative Agent's Fees").

            (c) Utilization Fee. During such periods as the aggregate principal amount of all outstanding Loans is greater than or equal to 50% of the Revolving Committed Amount (each such period a "Utilization Fee Period"), the Borrower agrees to pay to the Administrative Agent for the account of each Lender a fee (the "Utilization Fee") on all Loans outstanding during each such Utilization Fee Period computed at a per annum rate for each day during such period equal to the Applicable Percentage for the Utilization Fee in effect from time to time. The Utilization Fee shall be due and payable in arrears on the last Business Day of each March, June, September and December for all Utilization Fee Periods occurring during the immediately preceding quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

      3.6   CAPITAL ADEQUACY.

      If any Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Credit Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the Closing Date in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the Closing Date which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the Closing Date, including transition rules, and
(ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the Closing Date.

      3.7   INABILITY TO DETERMINE INTEREST RATE.

      If prior to the first day of any Interest Period, the Administrative Agent shall have reasonably determined that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (a) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans and (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

      3.8   ILLEGALITY.

      Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.11.

      3.9   YIELD PROTECTION.

      If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

            (a) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder;

            (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the Base Rate);

and the result of which is to increase the cost to any Lender of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Lender;

then, within 15 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans and its Commitments. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

      3.10  WITHHOLDING TAX EXEMPTION.

      Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

            (a)   (i)   on or before the date of any payment by the Borrower
            under this Credit Agreement or Notes to such Lender, deliver to the Borrower and the Administrative Agent (A) two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                  (ii)  deliver to the Borrower and the Administrative Agent two
            (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                  (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; or

            (b) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (i) represent to the Borrower (for the benefit of the Borrower and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (ii) agree to furnish to the Borrower on or before the date of any payment by the Borrower, with a copy to the Administrative Agent two (2) accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Administrative Agent two (2) further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such

      Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes;

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent in either case. Each Person that shall become a Lender or a participant of a Lender pursuant to subsection 10.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of a participant of a Lender the obligations of such participant of a Lender pursuant to this Section 3.10 shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

      3.11  INDEMNITY.

      The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement,
(b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The covenants of the Borrower set forth in this Section 3.11 shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

      3.12  PRO RATA TREATMENT.

      Except to the extent otherwise provided herein:

            (a) Loans. Each Loan, each payment or prepayment of principal of any Loan, each payment of interest on the Loans, each payment of Facility Fees, each payment of Utilization Fees, each reduction of the Revolving Committed Amount and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans and Participation Interests. With respect to Competitive Loans, if the Borrower fails to specify the particular Competitive Loan or Loans as to which any payment or other amount should be applied and it is not otherwise clear as to the particular Competitive Loan or Loans to which such payment or other amounts relate, or any such payment or other amount is to be applied to Competitive Loans without regard to any such direction by the Borrower, then each payment or prepayment of principal on Competitive Loans and each payment of interest or other amount on or in respect of Competitive Loans, shall be allocated pro rata among the relevant Lenders of Competitive Loans in accordance with the then outstanding amounts of their respective Competitive Loans.

            (b) Advances. Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its ratable share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by such Lender within the time period specified therefor hereunder, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the Federal Funds Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

      3.13  SHARING OF PAYMENTS.

      The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.13 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.13 to share in the benefits of any recovery on such secured claim.

      3.14  PAYMENTS, COMPUTATIONS, ETC.

            (a) Except as otherwise specifically provided herein, all payments hereunder (other than payments in respect of Competitive Loans) shall be made to the Administrative Agent in dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, at the Administrative Agent's office specified in Schedule 2.1(a) not later than 4:00 P.M. on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with the Administrative Agent (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Credit Agreement (other than payments in respect of Competitive Loans), specify to the Administrative Agent the Loans, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Lenders in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.12(a)). The Administrative Agent will distribute such payments to such Lenders, if any such payment is received prior to 12:00 Noon on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent will distribute such payment to such Lenders on the next succeeding Business Day. All payments of principal and interest in respect of Competitive Loans shall be made in accordance with the terms of Section 2.2. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which (unless the Base Rate is determined by reference to the Federal Funds Rate) shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

            (b) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender on account of the Loans, Fees or any other amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents;

                  SECOND, to payment of any fees owed to the Administrative
            Agent;

                  THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to amounts owing to such Lender;

                  FOURTH, to the payment of accrued fees and interest;

                  FIFTH, to the payment of the outstanding principal amount of the Loans;

                  SIXTH, to all other amounts and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                  SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

      In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans held by such Lender bears to the aggregate then outstanding Loans) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above.

      3.15  EVIDENCE OF DEBT.

            (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

            (b) The Administrative Agent shall maintain the Register pursuant to Section 10.3(c) hereof, and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of the Borrower and each Lender's share thereof. The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

            (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.15 (and, if consistent with the entries of the Administrative Agent, subsection (a)) shall be prima facie, but not conclusive, evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms hereof.

      3.16  REPLACEMENT OF LENDERS.

      In the event any Lender delivers to the Borrower any notice in accordance with Sections 3.6, 3.8, 3.9 or 3.10, then the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Lender (the "Replaced Lender") with one or more additional banks or financial institutions (collectively, the "Replacement Lender"), provided that (A) at the time of any replacement pursuant to this Section 3.16, the Replacement Lender shall enter into one or more assignment agreements substantially in the form of Schedule 10.3(b) pursuant to, and in accordance with the terms of, Section 10.3(b) (and with all fees payable pursuant to said Section 10.3(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the rights and obligations of the Replaced Lender hereunder and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (a) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, and (b) all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to Section 3.5(a), and (B) all obligations of the Borrower owing to the Replaced Lender (including all obligations, if any, owing pursuant to Section 3.6, 3.8 or 3.9, but excluding those obligations specifically described in clause (A) above in respect of which the assignment purchase price has been, or is concurrently being paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

                                    SECTION 4

                                   CONDITIONS

      4.1   CLOSING CONDITIONS.

      The obligation of the Lenders to enter into this Credit Agreement and to make the initial Loans shall be subject to satisfaction of the following conditions (in form and substance acceptable to the Lenders):

            (a) The Administrative Agent shall have received original counterparts of this Credit Agreement executed by each of the parties hereto;

            (b) The Administrative Agent shall have received an appropriate original Revolving Note for each Lender requesting a Revolving Note, executed by the Borrower;

            (c) The Administrative Agent shall have received an appropriate original Competitive Note for each Lender requesting a Competitive Note, executed by the Borrower;

            (d) The Administrative Agent shall have received all documents it may reasonably request relating to the existence and good standing of the Borrower, the corporate or other necessary authority for and the validity of the Credit Documents, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent;

            (e) The Administrative Agent shall have received a legal opinion of Harry L. Goldsmith, Esq., general counsel for the Borrower, dated as of the Closing Date and substantially in the form of Schedule 4.1(g);

            (f) Since August 30, 2003 there shall not have occurred nor otherwise exist an event or condition which has a Material Adverse Effect;

            (g) The Administrative Agent shall have received, for its own account and for the accounts of the Lenders, all fees and expenses required by this Credit Agreement or any other Credit Document to be paid on or before the Closing Date;

            (h) The Administrative Agent shall have received evidence that all obligations due and owing under the Existing 364-Day Credit Agreement shall have been paid in full;

            (i) The Administrative Agent shall have received evidence that the "Closing Date" under the Five-Year Credit Agreement shall have occurred simultaneously; and

            (j) The Administrative Agent shall have received such other documents, agreements or information which may be reasonably requested by the Administrative Agent;

      4.2   CONDITIONS TO ALL EXTENSIONS OF CREDIT.

      The obligations of each Lender to make, convert or extend any Loan (including the initial Loans) are subject to satisfaction of the following conditions in addition to satisfaction on the Closing Date of the conditions set forth in Section 4.1:

            (a) The Borrower shall have delivered, in the case of any Revolving Loan, an appropriate Notice of Borrowing or Notice of Extension/Conversion, as applicable;

            (b) The representations and warranties set forth in Section 5 shall be, subject to the limitations set forth therein, true and correct in all material respects as of such date (except for those which expressly relate to an earlier date);

            (c) There shall not have been commenced against the Borrower an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded;

            (d) No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto; and

            (e) Immediately after giving effect to the making of such Loan (and the application of the proceeds thereof), the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Competitive Loans shall not exceed the Revolving Committed Amount.

The delivery of each Notice of Borrowing and each Notice of Extension/Conversion shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c), (d) and (e) above. Notwithstanding the foregoing, the Borrower may not request any Loans hereunder while a Change of Control Standstill Period shall be in effect pursuant to
Section 3.4(e) hereof.

                                    SECTION 5

                         REPRESENTATIONS AND WARRANTIES

      The Borrower hereby represents to the Administrative Agent and each Lender that:

      5.1   FINANCIAL CONDITION.

      The audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of August 30, 2003 and the audited consolidated statements of earnings and statements of cash flows for the year ended August 30, 2003 have heretofore been furnished to each Lender. Such financial statements (including the notes thereto) (a) have been audited by Ernst & Young LLP, (b) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (c) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such date and for such periods. During the period from August 30, 2003 to and including the Closing Date, there has been no sale, transfer or other disposition by the Borrower or any of its Subsidiaries of any material part of the business or property of the Borrower and its consolidated Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any capital stock of any other person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries, taken as a whole, in each case, which, is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date. Since August 30, 2003, through and including the Closing Date, there has not occurred an event or condition which has had a Material Adverse Effect.

      5.2   ORGANIZATION; EXISTENCE; COMPLIANCE WITH LAW.

      Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such legal right would not be reasonably expected to have a Material Adverse Effect, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect, and (d) is in compliance with all material Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

      5.3   POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

      The Borrower has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party, and in the case of the Borrower, to borrow hereunder, and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of the Borrower in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which the Borrower is a party. This Credit Agreement has been, and each other Credit Document to which the Borrower is a party will be, duly executed and delivered on behalf of the Borrower. This Credit Agreement constitutes, and each other Credit Document to which the Borrower is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

      5.4   NO LEGAL BAR.

      The execution, delivery and performance of the Credit Documents by the Borrower, the borrowings hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or contractual obligation of the Borrower or any of its Subsidiaries in any respect that would reasonably be expected to have a Material Adverse Effect, (b) will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of any of the Borrower or any of its Subsidiaries pursuant to any such Requirement of Law or contractual obligation, and (c) will not violate or conflict with any provision of the Borrower's articles of incorporation or by-laws.

      5.5   NO MATERIAL LITIGATION.

      Except as disclosed in Schedule 5.5, there are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower, any of its Subsidiaries or any of its properties before any Governmental Authority that (a) could reasonably be expected to have a Material Adverse Effect or (b) in any manner draw into question the validity, legality or enforceability of any Credit Document or any transaction contemplated thereby.

      5.6   NO DEFAULT.

      Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of their contractual obligations in any respect which would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

      5.7   OWNERSHIP OF PROPERTY; LIENS.

      Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien, except for Permitted Liens.

      5.8   NO BURDENSOME RESTRICTIONS.

      Except as previously disclosed in writing to the Lenders on or prior to the Closing Date, no Requirement of Law or contractual obligation of the Borrower or any of its Subsidiaries would be reasonably expected to have a Material Adverse Effect.

      5.9   TAXES.

      Each of the Borrower and its Subsidiaries has filed or caused to be filed all United States federal income tax returns and all other material tax returns which, to the best knowledge of the Borrower, are required to be filed and has paid (a) all taxes shown to be due and payable on said returns or (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or
(ii) taxes, fees or other charges the amount or validity of which are currently being contested and with respect to which reserves in conformity with GAAP have been provided on the books of such Person), and no tax Lien has been filed, and, to the best knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

      5.10  ERISA.

      Except as would not result in a Material Adverse Effect:

            (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Borrower, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and
      Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Single Employer Plan and, to the best knowledge of the Borrower, each Multiemployer Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

            (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

            (c) Neither the Borrower, any of the Subsidiaries of the Borrower nor any ERISA Affiliate has incurred, or, to the best knowledge of the Borrower, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower, any of the Subsidiaries of the Borrower nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if the Borrower, any of the Subsidiaries of the Borrower or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither the Borrower, any of the Subsidiaries of the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Borrower, reasonably expected to be in reorganization, insolvent, or terminated.

            (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject the Borrower, any of the Subsidiaries of the Borrower or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or
      Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower, any of the Subsidiaries of the Borrower or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

            (e) Neither the Borrower, any Subsidiary of the Borrower nor any ERISA Affiliates has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106.

            (f) Neither the execution and delivery of this Credit Agreement nor the consummation of the financing transactions contemplated thereunder will involve any transaction which is subject to the prohibitions of Sections 404, 406 or 407 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. The representation by the Borrower in the preceding sentence is made in reliance upon and subject to the accuracy of the Lenders' representation in Section 10.15 with respect to their source of funds and is subject, in the event that the source of the funds used by the Lenders in connection with this transaction is an insurance company's general asset account, to the application of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35,925 (1995), compliance with the regulations issued under Section 401(c)(1)(A) of ERISA, or the issuance of any other prohibited transaction exemption or similar relief, to the effect that assets in an insurance company's general asset account do not constitute assets of an

      "employee benefit plan" within the meaning of Section 3(3) of ERISA of a "plan" within the meaning of Section 4975(e)(1) of the Code.

      5.11  GOVERNMENTAL REGULATIONS, ETC.

            (a) No part of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" in violation of Regulation U. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meanings of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries. None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U or X.

            (b) Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, neither the Borrower nor any of its Subsidiaries is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            (c) Each of the Borrower and its Subsidiaries has obtained all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its respective Property and to the conduct of its business, except where such failure could not reasonably be expected to have a Material Adverse Effect.

            (d) Neither the Borrower nor any of its Subsidiaries is in violation of any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or any other jurisdiction, or of any agency thereof (including without limitation, environmental laws and regulations), except where such violation could not reasonably be expected to have a Material Adverse Effect.

            (e) Each of the Borrower and its Subsidiaries is current with all material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions, except where such failure could not reasonably be expected to have a Material Adverse Effect.

      5.12  SUBSIDIARIES.

      Schedule 5.12 sets forth all the Subsidiaries of the Borrower at the Closing Date, the jurisdiction of their organization and the direct or indirect ownership interest of the Borrower therein.

      5.13  PURPOSE OF LOANS.

      The proceeds of the Loans hereunder shall be used solely by the Borrower to (a) to refinance existing Indebtedness of the Borrower under existing credit agreements, (b) repurchase stock in the Borrower, (c) to finance acquisitions to the extent permitted under this Credit Agreement and (d) for the working capital, commercial paper back up, capital expenditures and any other lawful corporate purposes of the Borrower and its Subsidiaries.

      5.14  DISCLOSURE.

      No certificate (including any financial statements or other documents or attached thereto) furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Credit Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    SECTION 6

                              AFFIRMATIVE COVENANTS

      The Borrower hereby covenants and agrees that so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

      6.1   INFORMATION COVENANTS.

      The Borrower will furnish, or cause to be furnished, to the Administrative Agent and the Lenders:

            (a) Annual Financial Statements. As soon as available, and in any event within 100 days after the close of each fiscal year of the Borrower and its Subsidiaries, a consolidated balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal year, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by Ernst & Young LLP (or independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent) and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Borrower and its Subsidiaries as a going concern.

            (b) Quarterly Financial Statements. As soon as available, and in any event within 50 days after the close of each fiscal quarter of the Borrower and its Subsidiaries (other than the fourth fiscal quarter, in which case 100 days after the end thereof) a consolidated balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal quarter, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of a Financial Officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

            (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 6.1(a) and 6.1(b) above, a certificate of a Financial Officer of the Borrower substantially in the form of
      Schedule 6.1(c), (i) demonstrating compliance with the financial covenants contained in Sections 6.10 and 6.11 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto.

            (d) Reports. Promptly upon transmission or receipt thereof, (a) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as the Borrower or any of its Subsidiaries shall send to its shareholders or to a holder of any Indebtedness owed by the Borrower or any of its Subsidiaries in its capacity as such a holder and (b) upon the request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

            (e) Notices. Upon obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent immediately of (a) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower propose to take with respect thereto, and (b) the occurrence of any of the following with respect to the Borrower or any of its Subsidiaries (i) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined is reasonably likely to have a Material Adverse Effect, (ii) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which would likely have a Material Adverse Effect, or (iii) any notice or determination concerning the imposition of any withdrawal liability by a Multiemployer Plan against such Person or any ERISA Affiliate, the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA or the termination of any Plan.

            (f) ERISA. Upon obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent promptly (and in any event within five business days) of: (i) of any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrower or any of its ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the Borrower, any of the Subsidiaries of the Borrower or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that reasonably could be expected to have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by a Financial Officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Borrower with respect thereto. Promptly upon request, the Borrower shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

            (g) Change of Control; Reorganization. Upon obtaining knowledge thereof, the Borrower will promptly provide the Administrative Agent and the Lenders with (i) written notice of any actual or expected Change of Control or Reorganization, (ii) the circumstances and relevant facts regarding such Change of Control or Reorganization (including the information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control or Reorganization, as the case may be), and (iii) such additional information and documents regarding such Change of Control or Reorganization as may be reasonably requested by the Administrative Agent and/or any Lender.

            (h) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Borrower or any of its Subsidiaries as the Administrative Agent or the Required Lenders may reasonably request.

      6.2   PRESERVATION OF EXISTENCE AND FRANCHISES.

      Except as would not result in a Material Adverse Effect, the Borrower will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority.

      6.3   BOOKS AND RECORDS.

      The Borrower will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

      6.4   COMPLIANCE WITH LAW.

      The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property if noncompliance with any such law, rule, regulation, order or restriction would have a Material Adverse Effect.

      6.5   PAYMENT OF TAXES AND OTHER INDEBTEDNESS.

      Except as otherwise provided pursuant to the terms of the definition of "Permitted Liens" set forth in Section 1.1, the Borrower will, and will cause each of its Subsidiaries to, pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due.

      6.6   INSURANCE.

      The Borrower will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance, which may include self insurance, in such amounts and covering such risks as is consistent with sound business practices and similarly situated corporations.

      6.7   MAINTENANCE OF PROPERTY.

      The Borrower will, and will cause each of its Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and casualty and condemnation excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

      6.8   USE OF PROCEEDS.

      The Borrower will use the proceeds of the Loans solely for the purposes set forth in Section 5.13.

      6.9   AUDITS/INSPECTIONS.

      Upon reasonable notice and during normal business hours, the Borrower will, and will cause each of its Subsidiaries to, permit representatives appointed by the Administrative Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Person.

      6.10  ADJUSTED DEBT TO EBITDAR RATIO.

      The Borrower shall cause the ratio of Consolidated Adjusted Debt to Consolidated EBITDAR as of the last day of each fiscal quarter to be no greater than 3.00 to 1.00.

      6.11  INTEREST COVERAGE RATIO.

      The Borrower shall cause the Consolidated Interest Coverage Ratio as of the last day of each fiscal quarter to be no less than 2.50 to 1.0.

                                    SECTION 7

                               NEGATIVE COVENANTS

      The Borrower hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

      7.1   LIENS.

      The Borrower will not, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Lien with respect to any of their Property, whether now owned or after acquired, except for Permitted Liens.

      7.2   NATURE OF BUSINESS.

      The Borrower will not, nor will it permit any of its Subsidiaries to, substantively alter the character or conduct of the business conducted by any such Person as of the Closing Date.

      7.3   CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS, ETC.

      The Borrower will not, nor will it permit any of its Subsidiaries to:

            (a) except in connection with a disposition of assets permitted by the terms of subsection (c) below, dissolve, liquidate or wind up their affairs;

            (b) enter into any transaction of merger or consolidation; provided, however, that, so long as no Default or Event of Default would be directly or indirectly caused as a result thereof, (i) the Borrower may merge or consolidate with any of its Subsidiaries provided that the Borrower is the surviving corporation; (ii) any Subsidiary of the Borrower may merge or consolidate with any other Subsidiary of the Borrower; (iii) the Borrower or any of its Subsidiaries may merge or consolidate with any Person (other than the Borrower or any of its Subsidiaries) provided that (A) the Borrower or a Subsidiary of the Borrower is the surviving corporation and
      (B) after giving effect on a pro forma basis to such merger or consolidation, no Default or Event of Default would exist hereunder; and
      (iv) the Borrower may consummate the Reorganization pursuant to and in accordance with the provisions of the last paragraph of this Section 7.3.

            (c) sell, lease, transfer or otherwise dispose of Property owned by and material to the Borrower and its Subsidiaries, taken as a whole (other than any such sale, lease, transfer or other disposition by a Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower), provided, however, for the purposes of this subsection (c), sale-leaseback transactions entered into by the Borrower or its Subsidiaries shall not be deemed material to the Borrower and its Subsidiaries, taken as a whole to the extent the aggregate amount with respect to all such transactions entered into after the Closing Date does not exceed $500,000,000; and, provided further, the Borrower may consummate the Reorganization pursuant to and in accordance with the last paragraph of this Section 7.3; or

            (d) except as otherwise permitted by Section 7.3(a) or Section 7.3(b), acquire all or any portion of the capital stock or securities of any other Person or purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) all or any substantial part of the Property of any other Person; provided that (i) the Borrower or any of its Subsidiaries shall be permitted to make acquisitions of the type referred to in this Section 7.3(d), so long as such acquisitions are non-hostile and (ii) after giving effect on a pro forma basis to any such acquisition (including but not limited to any Indebtedness to be incurred or assumed by the Borrower or any of its Subsidiaries in connection therewith), no Default or Event of Default would exist hereunder.

      Notwithstanding the foregoing, but subject to the following provisions of this paragraph, the Borrower will be permitted to effect an internal reorganization that will result in the AutoZone parent company changing its state of incorporation from Nevada to Delaware and that will be accomplished either by (i) the Borrower merging with and into a new wholly-owned Subsidiary of the Borrower, which Subsidiary (x) will be incorporated in the state of Delaware and the surviving corporation of such merger, (y) shall, as a result of such merger, assume by operation of law all of the rights and obligations of the Borrower under the Credit Agreement, and (z) shall, immediately after the consummation of such merger, have management and controlling ownership substantially similar to that of the Borrower immediately prior to the consummation of such merger, or (ii) the Borrower becoming a wholly-owned Subsidiary of a new holding company incorporated in the State of Delaware, the outstanding capital stock of which holding company will be owned by the current shareholders of the Borrower (either such transaction, the "Reorganization"). The Lenders hereby agree that the Borrower shall be permitted to consummate the Reorganization so long as (i) the consummation of the Reorganization shall not result in a material and adverse impact to the interests of the Administrative Agent and/or the Lenders under the Credit Agreement and the Notes, and (ii) after giving effect to the Reorganization, (A) the Borrower become a wholly-owned subsidiary of a corporation organized in the State of Delaware and
(B) that the management and controlling ownership of such parent corporation immediately after the consummation of the Reorganization be substantially similar to that of the Borrower immediately prior to the consummation of the Reorganization. The Borrower hereby agrees (i) to provide the Administrative Agent and the Lenders with such additional information and documents related to the Reorganization as may be reasonably requested by the Administrative Agent and/or any Lender and (ii) to execute within a reasonable time after consummation of the Reorganization (not to exceed sixty (60) days unless otherwise agreed by the Administrative Agent) such appropriate amendments, corporate authority documents and other supporting documents to or under the Credit Agreement evidencing any changes made necessary by the consummation of the Reorganization (including, without limitation, (x) in the event the Borrower merges with and into a new wholly-owned Subsidiary of the Borrower, a legal opinion of Borrower's counsel, in form and substance reasonably acceptable to the Administrative Agent's legal counsel, addressing the enforceability of the Credit Documents with respect to such surviving Subsidiary and (y) in the event that the Borrower becomes a wholly-owned subsidiary of a new parent holding company incorporated in Delaware, a guaranty by such new parent holding company of the Borrower's obligations under the Credit Agreement) and such other changes as may be mutually agreed to by the Borrower (or its successor, if applicable) and the parties hereto, each in form and substance reasonably acceptable to the Borrower (or its successor, if applicable), the Administrative Agent and the Required Lenders. The Borrower acknowledges that the agreement of the Lenders evidenced in this paragraph is given in reliance upon the foregoing conditions and agreements and shall be deemed revoked if any such condition or agreement is breached.

      7.4   FISCAL YEAR.

      The Borrower will not, nor will it permit any of its Subsidiaries to, change its fiscal year without first obtaining the written consent of the Required Lenders (such consent not to be unreasonably withheld).

      7.5   SUBSIDIARY INDEBTEDNESS.

      The Borrower will not permit any of its Subsidiaries to contract, create, incur, assume or permit to exist any Indebtedness, except:

            (a) Indebtedness set forth on Schedule 7.5 (and any renewals, refinancings or extensions thereof on terms and conditions no more favorable, in the aggregate, to such creditor than such existing Indebtedness and in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension);

            (b) intercompany Indebtedness owed by a Subsidiary of the Borrower to the Borrower or to another wholly-owned Subsidiary of the Borrower;

            (c) Indebtedness of the Subsidiaries incurred after the Closing Date to provide all or a portion of the purchase price of short-lived assets (such as trucks and computer equipment) which may be treated as Capital Leases in accordance with GAAP in an aggregate amount not to exceed $50,000,000 in any fiscal year;

            (d) Indebtedness of the Subsidiaries incurred in connection with synthetic leases, tax retention operating leases, off-balance sheet loans or similar off-balance sheet financings in an aggregate amount not to exceed $150,000,000 in any two consecutive fiscal years;

            (e) Indebtedness of the Mexican Subsidiaries in an aggregate principal amount for all Mexican Subsidiaries not to exceed $150,000,000 at any time outstanding; and

            (f) other Indebtedness in an aggregate principal amount not to exceed $25,000,000 at any time outstanding.

                                    SECTION 8

                                EVENTS OF DEFAULT

      8.1   EVENTS OF DEFAULT.

      An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

            (a) Payment. The Borrower shall

                  (i) default in the payment when due of any principal of any of the Loans, or

                  (ii) default, and such default shall continue for five (5) or more Business Days, in the payment when due of any interest on the Loans, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

            (b) Representations. Any representation, warranty or statement made or deemed to be made by the Borrower herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

            (c) Covenants. The Borrower shall

                  (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 6.2, 6.8, 6.10, 6.11 or
            7.1 through 7.3, inclusive, and 7.5, or

                  (ii) default in the due performance of any term, covenant or agreement contained in Section 6.1 and such default shall continue unremedied for a period of at least 5 days after the earlier of a responsible officer of the Borrower becoming aware of such default or notice thereof by the Administrative Agent.

                  (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c)(i) or (c)(ii) of this Section 8.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a responsible officer of the Borrower becoming aware of such default or notice thereof by the Administrative Agent; or

            (d) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to the Borrower or any of its Subsidiaries; or

            (e) Other Indebtedness. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement or owing to the Borrower or any of its Subsidiaries) in excess of $35,000,000 in the aggregate for the Borrower and its Subsidiaries taken as a whole, (i) the Borrower or any of its Subsidiaries shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (B) default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause, any such Indebtedness to become due prior to the applicable maturity date, but after the expiration of all applicable grace periods, and such Indebtedness shall not be repaid when due; or (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof and shall not be repaid when due; or

            (f) Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving a liability of $25,000,000 or more in the aggregate (to the extent not paid or covered by insurance) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof or, if longer, within the applicable appeal period (but in no event for more than 90 days from the entry thereof); or

            (g) ERISA. Any of the following events or conditions, if such event or condition reasonably could be expected to have a Material Adverse
      Effect: (1) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate in favor of the PBGC or a Plan; (2) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency or (within the meaning of Section 4245 of ERISA) such Plan; or
      (4) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

      8.2   ACCELERATION; REMEDIES.

      Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the Required Lenders or cured to the satisfaction of the Required Lenders (pursuant to the voting procedures in Section 10.6), the Administrative Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrower take any of the following actions:

            (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

            (b) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans and any and all other indebtedness or obligations of any and every kind owing by the Borrower to the Administrative Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

            (c) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents and all rights of set-off.

      Notwithstanding the foregoing, if an Event of Default specified in Section 8.1(d) shall occur, then the Commitments shall automatically terminate and all Loans, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Administrative Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders.

                                    SECTION 9

                                AGENCY PROVISIONS

      9.1   APPOINTMENT.

      Each Lender hereby designates and appoints Fleet National Bank as Administrative Agent (in such capacity as Administrative Agent hereunder, the "Administrative Agent") of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Administrative Agent as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Administrative Agent. The provisions of this Section are solely for the benefit of the Administrative Agent and the Lenders and the Borrower shall have no rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any of its Affiliates.

      9.2   DELEGATION OF DUTIES.

      The Administrative Agent may execute any of its respective duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties; provided that the use of any agents or attorneys-in-fact shall not relieve the Administrative Agent of its duties hereunder.

      9.3   EXCULPATORY PROVISIONS.

      The Administrative Agent and its officers, directors, employees, agents, attorneys-in-fact or affiliates shall not be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Administrative Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Borrower to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Borrower or any of its Affiliates.

      9.4   RELIANCE ON COMMUNICATIONS.

      The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower, independent accountants and other experts selected by the Administrative Agent with reasonable care). The Administrative Agent may deem and treat the Lenders as the owner of their respective interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with Section 10.3(b) hereof. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 10.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

      9.5   NOTICE OF DEFAULT.

      The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

      9.6   NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS.

      Each Lender expressly acknowledges that each of the Administrative Agent and its officers, directors, employees, agents, attorneys-in-fact or affiliates has not made any representations or warranties to it and that no act by the Administrative Agent or any affiliate thereof hereinafter taken, including any review of the affairs of the Borrower or any of its Affiliates, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower or its Affiliates and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower or any of its Affiliates which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

      9.7   INDEMNIFICATION.

      The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interests of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the final payment of all of the obligations of the Borrower hereunder and under the other Credit Documents) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the repayment of the Loans and other obligations under the Credit Documents and the termination of the Commitments hereunder.

      9.8   ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.

      The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, its Subsidiaries or their respective Affiliates as though the Administrative Agent were not the Administrative Agent hereunder. With respect to the Loans made by and all obligations of the Borrower hereunder and under the other Credit Documents, the Administrative Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

      9.9   SUCCESSOR ADMINISTRATIVE AGENT.

      The Administrative Agent may, at any time, resign upon 20 days' written notice to the Lenders, and may be removed, upon show of cause, by the Required Lenders upon 30 days' written notice to the Administrative Agent. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent; provided that, so long as no Default or Event of Default has occurred and is continuing, such successor Administrative Agent shall be reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the notice of resignation or notice of removal, as appropriate, then the retiring

Administrative Agent shall select a successor Administrative Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement.

      9.10  SYNDICATION AGENT.

      The Syndication Agent, in its capacity as such, shall have no rights, powers, duties or obligations under this Credit Agreement or any of the other Credit Documents.

                                   SECTION 10

                                  MISCELLANEOUS

      10.1  NOTICES.

      Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted and received (by confirmation of receipt) via telecopy (or other facsimile device) to the number set out below, (iii) the day on which the same has been delivered by a reputable national overnight air courier service to the addressee, or (iv) the day on which the same is delivered to the addressee or delivery refused by the addressee by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower and the Administrative Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 2.1(a), or at such other address as such party may specify by written notice to the other parties hereto:

            if to the Borrower:

                  AutoZone, Inc.
                  123 South Front Street
                  Memphis, TN  38103
                  Attn:  Chief Financial Officer
                  Telephone: (901) 495-7897
                  Telecopy:  (901) 495-8317

            with a copy to the Treasurer and to the General Counsel for the Borrower at the same address;

            if to the Administrative Agent:

                  Fleet National Bank
                  Agency Services
                  1633 Broadway, 28th Floor
                  NYEH52628
                  New York, NY 10019
                  Attn: Brenda Barnett
                  Telephone:  314-465-6658
                  Telecopy:  314-465-6450

                  with a copy to:

                  Fleet National Bank
                  MADE10510A
                  40 Broad Street
                  Boston, MA  02109
                  Attn: Alexis MacElhiney, Vice President
                  Telephone: (617) 434-3817
                  Telecopy:  (617) 434-6685

      10.2  RIGHT OF SET-OFF.

      In addition to any rights now or hereafter granted under applicable law, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of the Borrower against obligations and liabilities of such Person to such Lender hereunder, under the Notes or the other Credit Documents, irrespective of whether such Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. Any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 3.13 or
Section 10.3(d) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

      10.3  BENEFIT OF AGREEMENT.

            (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrower may not assign or transfer any of its interests without prior written consent of the Lenders other than in connection with a Reorganization permitted by

      Section 7.03 hereof; provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 10.3, provided however that nothing herein shall prevent or prohibit any Lender from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (ii) granting assignments or selling participations in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any Affiliate or Subsidiary of such Lender.

            (b) Assignments. Each Lender may assign all or a portion of its rights and obligations hereunder, pursuant to an assignment agreement substantially in the form of Schedule 10.3(b), to (i) any Lender or any Affiliate or Subsidiary of a Lender, or (ii) any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) that is reasonably acceptable to the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, is reasonably acceptable to the Borrower; provided that (i) any such assignment (other than any assignment to an existing Lender) shall be in a minimum aggregate amount of $5,000,000 (or, if less, the remaining amount of the Commitment being assigned by such Lender) of the Commitments and in integral multiples of $1,000,000 above such amount and (ii) so long as no Event of Default has occurred and is continuing, no Lender shall assign more than 50% of such Lender's original aggregate Commitments without the written consent of the Borrower, such consent not to be unreasonably withheld. Any assignment hereunder shall be effective upon delivery to the Administrative Agent of written notice of the assignment together with a transfer fee of $3,500 payable to the Administrative Agent for its own account from and after the later of (i) the effective date specified in the applicable assignment agreement and
      (ii) the date of recording of such assignment in the Register pursuant to the terms of subsection (c) below. The assigning Lender will give prompt notice to the Administrative Agent and the Borrower of any such assignment. Upon the effectiveness of any such assignment (and after notice to, and (to the extent required pursuant to the terms hereof), with the consent of, the Borrower as provided herein), the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. Along such lines the Borrower agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note (but with notation thereon that it is given in substitution for and replacement of the original Note or any replacement notes thereof). By executing and delivering an assignment agreement in accordance with this
      Section 10.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of the Borrower or any of its respective Affiliates or the performance or observance by the Borrower of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents;
      (vi) such assignee appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender. If the assignee is not a United States person under Section 7701(a)(30) of the Code, it shall deliver to the Borrower and the Administrative Agent a valid certification as to exemption from deduction or withholding of taxes in accordance with Section 3.10.

            (c) Maintenance of Register. The Administrative Agent shall maintain at one of its offices in Boston, Massachusetts (i) a copy of each Lender assignment agreement delivered to it in accordance with the terms of subsection (b) above and (ii) a register for the recordation of the identity of the principal amount, type and Interest Period of each Loan outstanding hereunder, the names, addresses and the Commitments of the Lenders pursuant to the terms hereof from time to time (the "Register"). The Administrative Agent will make reasonable efforts to maintain the accuracy of the Register and to promptly update the Register from time to time, as necessary. The Register shall be prima facie, but not conclusive, evidence of the information contained therein and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and each Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (d) Participations. Each Lender may sell, transfer, grant or assign participations in all or any part of such Lender's interests and obligations hereunder; provided that (i) such selling Lender shall remain a "Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or Fees in respect of any Loans in which the participant is participating or (B) postpone the date fixed for any payment of principal (including extension of the Termination Date or the date of any mandatory prepayment), interest or Fees in which the participant is participating, and (iii) sub-participations by the participant (except to an affiliate, parent company or affiliate of a parent company of the participant) shall be prohibited. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided, however, that such participant shall be entitled to receive additional amounts under Sections 3.6, 3.9 and 3.11 on the same basis as if it were a Lender provided that it shall not be entitled to receive any more than the selling Lender would have received had it not sold the participation.

            (e) Designation.

                  (i) Notwithstanding anything to the contrary contained herein, any Lender (a "Designating Lender") may grant to one or more special purpose funding vehicles (each, an "SPV"), identified as such in writing from time to time by the Designating Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Designating Lender would otherwise be obligated to make to the Borrower pursuant to this Credit Agreement; provided that (I) nothing herein shall constitute a commitment by any SPV to make any Loan, (II) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Designating Lender shall be obligated to make such Loan pursuant to the terms hereof, (III) the Designating Lender shall remain liable for any indemnity or other payment obligation with respect to its Commitment hereunder and (IV) each such SPV would satisfy the requirements of Section 3.10 if such SPV was a Lender hereunder. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Designating Lender to the same extent, and as if, such Loan were made by such Designating Lender.

                  (ii) As to any Loans or portion thereof made by it, each SPV shall have all the rights that a Lender making such Loans or portion thereof would have had under this Credit Agreement; provided, however that each SPV shall have granted to its Designating Lender an irrevocable power of attorney, to deliver and receive all communications and notices under this Credit Agreement (and any related documents) and to exercise on such SPV's behalf, all of such SPV's voting rights under this Credit Agreement. No additional Note shall be required to evidence the Loans or portion thereof made by an SPV; and the related Designating Lender shall be deemed to hold its Note as agent for such SPV to the extent of the Loans or portion thereof funded by such SPV. In addition, any payments for the account of any SPV shall be paid to its Designating Lender as agent for such SPV.

                  (iii) Each party hereto hereby agrees that no SPV shall be liable for any indemnity or payment under this Credit Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Designating Lender provides such indemnity or makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Credit Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding prior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof.

                  (iv) In addition, notwithstanding anything to the contrary contained in this Section 10.3 or otherwise in this Credit Agreement, any SPV may (I) at any time and without paying any processing fee therefor, assign or participate all or a portion of its interest in any Loans to the Designating Lender (or to any other SPV of such Designating Lender) or to any financial institutions providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (II) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPV. This Section 10.3 may not be amended without the written consent of any Designating Lender affected thereby.

      10.4  NO WAIVER; REMEDIES CUMULATIVE.

      No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Administrative Agent or any Lender and the Borrower shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

      10.5  PAYMENT OF EXPENSES, ETC.

      The Borrower agrees to: (a) pay all reasonable out-of-pocket costs and expenses (i) of the Administrative Agent in connection with the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, subject to any agreed upon limitations, the reasonable fees and expenses of Moore & Van Allen, PLLC, special counsel to the Administrative Agent and non-duplicative allocated costs of internal counsel) and any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Borrower under this Credit Agreement and (ii) of the Administrative Agent and the Lenders in connection with enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel (including non-duplicative allocated costs of internal counsel) for the Administrative Agent and each of the Lenders); (b) pay and hold each of the Lenders harmless from and against any and all future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (c) indemnify each Lender, its officers, directors, employees, representatives, agents and Affiliates from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (i) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto, but excluding any investigation initiated by the Person seeking indemnification hereunder) related to the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel (including non-duplicative allocated costs of internal counsel) incurred in connection with any such investigation, litigation or other proceeding or (ii) the presence or Release of any Materials of Environmental Concern at, under or from any Property owned, operated or leased by the Borrower or any of its Subsidiaries, or the failure by the Borrower or any of its Subsidiaries to comply with any Environmental Law (but excluding, in the case of either of clause (i) or (ii) above, any such losses, liabilities, claims, damages or expenses to the extent (A) incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified, (B) owing to the Borrower or (C) owing to another Person entitled to indemnification hereunder). In no event shall the Administrative Agent or any Lender be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Credit Agreement, nor shall any the Administrative Agent or any Lender have any liability for any indirect or consequential damages relating to this Credit Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date).

      10.6  AMENDMENTS, WAIVERS AND CONSENTS.

      Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Borrower, provided, however, that:

            (a) no such amendment, change, waiver, discharge or termination shall, without the consent of each Lender directly affected thereby, (i) reduce the rate or extend the time of payment of interest (other than as a result of (x) waiving the applicability of any post-default increase in interest rates or (y) an amendment approved by the Required Lenders as set forth in the definition of "Applicable Percentage" following the withdrawal by S&P and Moody's of their ratings on the Borrower's senior unsecured (non-credit enhanced) long term debt) on any Loan or fees hereunder, (ii) reduce the rate or extend the time of payment of any fees owing hereunder, (iii) extend (A) the Commitments of the Lenders, or (B) the final maturity of any Loan, or any portion thereof, or (iv) reduce the principal amount on any Loan;

            (b) no such amendment, change, waiver, discharge or termination shall, without the consent of each Lender directly affected thereby, (i) except as otherwise permitted under Section 3.4(c) or 3.4(f), increase the Commitments of the Lenders over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default shall not constitute a change in the terms of any Commitment of any Lender), (ii) amend, modify or waive any provision of this Section 10.6 or
      Section 3.6, 3.10, 3.11, 3.12, 3.13, 8.1(a), 10.2, 10.3, 10.5 or 10.9,
      (iii) reduce or increase any percentage specified in, or otherwise modify, the definition of "Required Lenders," or (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under (or in respect of) the Credit Documents to which it is a party;

            (c) no provision of Section 9 may be amended without the consent of the Administrative Agent; and

            (d) designation of the Master Account or of any Financial Officer may not be made without the written consent of at least two Financial Officers of the Borrower.

      10.7  COUNTERPARTS.

      This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

      10.8  HEADINGS.

      The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

      10.9  SURVIVAL.

      All indemnities set forth herein, including, without limitation, in
Section 3.9, 3.11, 9.7 or 10.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the repayment of the Loans and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Borrower herein shall survive delivery of the Notes and the making of the Loans hereunder.

      10.10 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.

            (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York, and, by execution and delivery of this Credit Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. The Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 10.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Administrative Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Borrower in any other jurisdiction.

            (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      10.11 SEVERABILITY.

      If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

      10.12 ENTIRETY.

      This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

      10.13 BINDING EFFECT; AMENDMENT AND RESTATEMENT OF EXISTING 364-DAY CREDIT AGREEMENT; TERMINATION.

            (a) This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by the Borrower and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns. The Borrower, the Administrative Agent and the Lenders hereby agree that at such time as this Credit Agreement shall have become effective pursuant to the terms of the first sentence of this Section 10.13(a), (i) the Existing 364-Day Credit Agreement automatically shall be deemed amended and restated in its entirety by this Credit Agreement and
      (ii) all of the promissory notes executed in connection with the Existing 364-Day Credit Agreement automatically shall be substituted and replaced by the promissory notes executed in connection with this Credit Agreement, and the lenders under the Existing 364-Day Credit Agreement holding such notes agree to promptly return such prior notes to the Borrower marked "cancelled".

            (b) The term of this Credit Agreement shall be until no Loans or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding and until all of the Commitments hereunder shall have expired or been terminated.

      10.14 CONFIDENTIALITY.

      The Administrative Agent and the Lenders agree to keep confidential (and to cause their respective affiliates, officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to the Administrative Agent or any such Lender by or on behalf of the Borrower (whether before or after the Closing Date) which relates to the Borrower or any of its Subsidiaries (the "Information"). Notwithstanding the foregoing, the Administrative Agent and each Lender shall be permitted to disclose Information (i) to its affiliates, officers, directors, employees, agents and representatives in connection with its participation in any of the transactions evidenced by this Credit Agreement or any other Credit Documents or the administration of this Credit Agreement or any other Credit Documents; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any Governmental Authority; (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Credit Agreement or any agreement entered into pursuant to clause (iv) below, (B) becomes available to the Administrative Agent or such Lender on a non-confidential basis from a source other than the Borrower or (C) was available to the Administrative Agent or such Lender on a non-confidential basis prior to its disclosure to the Administrative Agent or such Lender by the Borrower; (iv) to any actual or prospective assignee, participant or counterparty (or its advisors) to any swap, hedge, securitization or derivative transaction relating to any of its rights or obligations under this Agreement or relating to the Borrower and its obligations so long as such actual or prospective assignee, participant or counterparty (or its advisor) first specifically agrees in a writing furnished to and for the benefit of the Borrower to be bound by that terms of this Section 10.14; (v) to the extent required in connection with the exercise of remedies under this Credit Agreement or any other Credit Documents; or (vi) to the extent that the Borrower shall have consented in writing to such disclosure. Nothing set forth in this Section
10.14 shall obligate the Administrative Agent or any Lender to return any materials furnished by the Borrower.

      10.15 SOURCE OF FUNDS.

      Each of the Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:

            (a) no part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

            (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this subsection (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

            (c) to the extent that any part of such funds constitutes assets of an insurance company's general account, such insurance company has complied with all of the requirements of the regulations issued under
      Section 401(c)(1)(A) of ERISA; or

            (d) such funds constitute assets of one or more specific benefit plans which such Lender has identified in writing to the Borrower.

As used in this Section 10.15, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

      10.16 CONFLICT.

      To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

                           [Signature Pages to Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:              AUTOZONE, INC.
                       a Nevada corporation

                       By: /s/ Michael G. Archbold
                           ------------------------------------------------
                       Name: Michael G. Archbold
                       Title: Senior Vice President and Chief Financial Officer

                       By: /s/ Harry L. Goldsmith
                           ------------------------------------------------
                       Name: Harry L. Goldsmith
                       Title: Senior Vice President and Secretary

                                                   AUTOZONE AMENDED AND RESTATED
                                                        364-DAY CREDIT AGREEMENT
                                                                        MAY 2004

LENDERS:                    CITICORP USA, INC.,
                            in its capacity as a Lender and as Syndication Agent

                            By: /s/ Judith Green
                                ------------------------------------------------
                            Name: JUDITH GREEN
                            Title: Vice President

                                                   AUTOZONE AMENDED AND RESTATED
                                                        364-DAY CREDIT AGREEMENT
                                                                        MAY 2004

ADMINISTRATIVE AGENT:       FLEET NATIONAL BANK,
                            in its capacity as Administrative Agent

                            By: /s/ Alexis Mac Elhiney
                                ------------------------------------------------
                            Name: Alexis Mac Elhiney
                            Title: Vice President

                                                   AUTOZONE AMENDED AND RESTATED
                                                        364-DAY CREDIT AGREEMENT
                                                                        MAY 2004

                            FLEET NATIONAL BANK,
                            individually in its capacity as a Lender

                            By: /s/ Alexis Mac Elhiney
                                ------------------------------------------------
                            Name: Alexis Mac Elhiney
                            Title: Vice President

                                                   AUTOZONE AMENDED AND RESTATED
                                                        364-DAY CREDIT AGREEMENT
                                                                        MAY 2004

                            JPMORGAN CHASE BANK,
                            individually in its capacity as a Lender

                            By: /s/ Barry K. Bergman
                                ------------------------------------------------
                            Name: BARRY K. BERGMAN
                            Title: VICE PRESIDENT

                                                   AUTOZONE AMENDED AND RESTATED
                                                        364-DAY CREDIT AGREEMENT
                                                                        MAY 2004

                            SUNTRUST BANK,
                            individually in its capacity as a Lender

                            By: /s/ Bryan W. Ford
                                ------------------------------------------------
                            Name: BRYAN W. FORD
                            Title: DIRECTOR

                                                   AUTOZONE AMENDED AND RESTATED
                                                        364-DAY CREDIT AGREEMENT
                                                                        MAY 2004

                            WACHOVIA BANK, NATIONAL
                            ASSOCIATION, individually in its capacity as a Lender

                            By: /s/ Anthony D. Braxton
                                ------------------------------------------------
                            Name: Anthony D. Braxton
                            Title: Director

                                                   AUTOZONE AMENDED AND RESTATED
                                                        364-DAY CREDIT AGREEMENT
                                                                        MAY 2004

                            MERRILL LYNCH BANK USA,
                            individually in its capacity as a Lender

                            By: /s/ Louis Alder
                                ------------------------------------------------
                            Name: Louis Alder
                            Title: Director

                                                   AUTOZONE AMENDED AND RESTATED
                                                        364-DAY CREDIT AGREEMENT
                                                                        MAY 2004

                            BNP PARIBAS,
                            individually in its capacity as a Lender

                            By: /s/ Jeff Tebeaux
                                ------------------------------------------------
                            Name: Jeff Tebeaux
                            Title: Vice President

                            By: /s/ Angela B. Arnold
                                ------------------------------------------------
                            Name: Angela B. Arnold
                            Title: Vice President

                                                   AUTOZONE AMENDED AND RESTATED
                                                        364-DAY CREDIT AGREEMENT
                                                                        MAY 2004

                            KEYBANK NATIONAL ASSOCIATION,
                            individually in its capacity as a Lender

                            By: /s/ David J. Wechter
                                ------------------------------------------------
                            Name: David J. Wechter
                            Title: Vice President

                                                   AUTOZONE AMENDED AND RESTATED
                                                        364-DAY CREDIT AGREEMENT
                                                                        MAY 2004

                            NATIONAL CITY BANK,
                            individually in its capacity as a Lender

                            By: /s/ Joseph L. Kwasny
                                ------------------------------------------------
                            Name: Joseph L. Kwasny
                            Title: Senior Vice President

                                                   AUTOZONE AMENDED AND RESTATED
                                                        364-DAY CREDIT AGREEMENT
                                                                        MAY 2004

                            UNION BANK OF CALIFORNIA, N.A.,
                            individually in its capacity as a Lender

                            By: /s/ Theresa L. Rocha
                                ------------------------------------------------
                            Name: Theresa L. Rocha
                            Title: Vice President

                                                   AUTOZONE AMENDED AND RESTATED
                                                        364-DAY CREDIT AGREEMENT
                                                                        MAY 2004

                            U.S. BANK NATIONAL ASSOCIATION,
                            individually in its capacity as a Lender

                            By: /s/ Jennifer Thurston
                                ------------------------------------------------
                            Name: Jennifer Thurston
                            Title: Assistant Vice President

                                                   AUTOZONE AMENDED AND RESTATED
                                                        364-DAY CREDIT AGREEMENT
                                                                        MAY 2004

                            CREDIT LYONNAIS NEW YORK BRANCH,
                            individually in its capacity as a Lender

                            By: /s/ Attila Koc
                                ------------------------------------------------
                            Name: Attila Koc
                            Title: Senior Vice President

                                                   AUTOZONE AMENDED AND RESTATED
                                                        364-DAY CREDIT AGREEMENT
                                                                        MAY 2004

                            FIFTH THIRD BANK,
                            individually in its capacity as a Lender

                            By: /s/ David J. Hicks
                                ------------------------------------------------
                            Name: David J. Hicks
                            Title: Vice President

                                                   AUTOZONE AMENDED AND RESTATED
                                                        364-DAY CREDIT AGREEMENT
                                                                        MAY 2004

                            WELLS FARGO BANK,
                            individually in its capacity as a Lender

                            By: /s/ James D. Heinz
                                ------------------------------------------------
                            Name: James D. Heinz
                            Title: Senior Vice President

                            By: /s/ Alex Idichandy
                                ------------------------------------------------
                            Name: Alex Idichandy
                            Title: Vice President

                                                   AUTOZONE AMENDED AND RESTATED
                                                      FIVE-YEAR CREDIT AGREEMENT
                                                                        MAY 2004

                            BANK OF TOKYO-MITSUBISHI, LTD.,
                            individually in its capacity as a Lender

                            By: /s/ D. Barnell
                                ------------------------------------------------
                            Name: D. BARNELL
                            Title: VICE PRESIDENT

                            By: /s/ J. Mearns
                                ------------------------------------------------
                            Name: J. MEARNS
                            Title: VP & MANAGER

                                                   AUTOZONE AMENDED AND RESTATED
                                                        364-DAY CREDIT AGREEMENT
                                                                        MAY 2004

                            COMERICA BANK,
                            individually in its capacity as a Lender

                            By: /s/ Heather A. Whiting
                                ------------------------------------------------
                            Name: Heather A. Whiting
                            Title: Account Officer

                                                   AUTOZONE AMENDED AND RESTATED
                                                        364-DAY CREDIT AGREEMENT
                                                                        MAY 2004

                            THE BANK OF NEW YORK,
                            individually in its capacity as a Lender

                            By: /s/ Randolph E. J. Medrano
                                ------------------------------------------------
                            Name: Randolph E. J. Medrano
                            Title: Vice President

                                                   AUTOZONE AMENDED AND RESTATED
                                                        364-DAY CREDIT AGREEMENT
                                                                        MAY 2004

                            FIRST TENNESSEE BANK NATIONAL
                            ASSOCIATION, individually in its capacity as a Lender

                            By: /s/ James H. Moore, Jr.
                                ------------------------------------------------
                            Name: James H. Moore, Jr.
                            Title: SVP

                                                   AUTOZONE AMENDED AND RESTATED
                                                        364-DAY CREDIT AGREEMENT
                                                                        MAY 2004

                            THE NORTHERN TRUST COMPANY,
                            individually in its capacity as a Lender

                            By: /s/ Russ Rockenbach
                                ------------------------------------------------
                            Name: Russ Rockenbach
                            Title: Vice President

                                                   AUTOZONE AMENDED AND RESTATED
                                                        364-DAY CREDIT AGREEMENT
                                                                        MAY 2004

                            AMSOUTH BANK,
                            individually in its capacity as a Lender

                            By: /s/ Elizabeth H. Vaughn
                                ------------------------------------------------
                            Name: Elizabeth H. Vaughn
                            Title: Vice President

                                                   AUTOZONE AMENDED AND RESTATED
                                                        364-DAY CREDIT AGREEMENT
                                                                        MAY 2004

                            HIBERNIA NATIONAL BANK,
                            individually in its capacity as a Lender

                            BY: /s/ Michael R. Geissler
                                ------------------------------------------------
                            Name: Michael R. Geissler
                            Title: Vice President

                                                   AUTOZONE AMENDED AND RESTATED
                                                        364-DAY CREDIT AGREEMENT
                                                                        MAY 2004

                            NATIONAL BANK OF EGYPT,
                            NEW YORK BRANCH
                            individually in its capacity as a Lender

                            By: /s/ Hassan Eissa
                                ------------------------------------------------
                            Name: Hassan Eissa
                            Title: General Manager

                            By: /s/ Carmelo L. Foti
                                ------------------------------------------------
                            Name: Carmelo L. Foti
                            Title: Vice President

                                                   AUTOZONE AMENDED AND RESTATED
                                                        364-DAY CREDIT AGREEMENT
                                                                        MAY 2004

                            COMPASS BANK,
                            individually in its capacity as a Lender

                            By: /s/ Keely W. McGee
                                ------------------------------------------------
                            Name: Keely W. McGee
                            Title: Vice President

                                                   AUTOZONE AMENDED AND RESTATED
                                                        364-DAY CREDIT AGREEMENT
                                                                        MAY 2004

                                  SCHEDULE 1.1

                              APPLICABLE PERCENTAGE

                                         Applicable Margin                             Applicable Percentage   Applicable Percentage
 Pricing           S&P/Moody's                 for            Applicable Margin for            for                     for
  Level               Rating            Eurodollar Loans         Base Rate Loans          Facility Fee         Utilization Premium
  -----               ------            ----------------         ---------------          ------------         -------------------
Level I          A-/A3 or above             32.0 bps                    0                    8.0 bps                 12.5 bps
Level II         BBB+/Baa1                  40.0 bps                    0                   10.0 bps                 12.5 bps
Level III        BBB/Baa2                   50.0 bps                    0                   12.5 bps                 12.5 bps
Level IV         BBB-/Baa3                  70.0 bps                    0                   17.5 bps                 12.5 bps
Level V          Below BBB-/Baa3            90.0 bps                    0                   22.5 bps                 12.5 bps

      The Applicable Percentage shall be based on the applicable Pricing Level corresponding to the Rating(s) then in effect. In the event of a Split Rating, the applicable Pricing Level shall be based on the higher Rating. In the event of a Double Split Rating, the applicable Pricing Level shall be based on the Pricing Level which is one above that corresponding to the lower Rating. If no Rating exists, the applicable Pricing Level shall be based on Pricing Level V until the earlier of (A) such time as S&P and/or Moody's provides another Rating or (B) the Required Lenders have agreed to an alternative pricing grid or other method for determining Pricing Levels pursuant to an effective amendment to this Credit Agreement.

      As used herein:

                  "Rating" means the senior unsecured (non-credit enhanced) long term debt rating of the Borrower, as published by S&P and/or
            Moody's.

                  "Split Rating" means the ratings of S&P and Moody's would
            indicate different Pricing Levels, but the Pricing Levels are not more than one Pricing Level apart.

                  "Double Split Rating" means the ratings of S&P and Moody's would indicate different Pricing Levels, but the Pricing Levels are two or more Pricing Levels apart.

                                 SCHEDULE 2.1(a)

                     LENDERS/COMMITMENTS AS OF CLOSING DATE

            LENDER                                                      REVOLVING COMMITMENTS
--------------------------------------------------------------------------------------------------------------------
                                                      REVOLVING
                                                      COMMITMENT                     REVOLVING COMMITMENT PERCENTAGE
--------------------------------------------------------------------------------------------------------------------
Citibank, N.A.                                      $33,000,000.00                            11.000000000%
Fleet National Bank                                 $33,000,000.00                            11.000000000%
JPMorgan Chase Bank                                 $26,250,000.00                             8.750000000%
SunTrust Bank                                       $26,250,000.00                             8.750000000%
Wachovia Bank, National Association                 $26,250,000.00                             8.750000000%
Merrill Lynch Bank USA                              $21,000,000.00                             7.000000000%
BNP Paribas                                         $12,750,000.00                             4.250000000%
KeyBank National Association                        $12,750,000.00                             4.250000000%
National City Bank                                  $12,750,000.00                             4.250000000%
Union Bank of California, N.A.                      $12,750,000.00                             4.250000000%
U.S. Bank National Association                      $12,750,000.00                             4.250000000%
Credit Lyonnais New York Branch                     $ 9,000,000.00                             3.000000000%
Fifth Third Bank                                    $ 9,000,000.00                             3.000000000%
Wells Fargo, National Association                   $ 9,000,000.00                             3.000000000%
The Bank of Tokyo-Mitsubishi, Ltd.                  $ 7,500,000.00                             2.500000000%
Comerica Bank                                       $ 7,500,000.00                             2.500000000%
The Bank of New York                                $ 6,000,000.00                             2.000000000%
First Tennessee National Association                $ 6,000,000.00                             2.000000000%
Northern Trust Company                              $ 6,000,000.00                             2.000000000%
AmSouth Bank                                        $ 3,000,000.00                             1.000000000%
Hibernia National Bank                              $ 3,000,000.00                             1.000000000%
National Bank of Egypt, New York Branch             $ 3,000,000.00                             1.000000000%
Compass Bank                                        $ 1,500,000.00                              .500000000%
TOTALS:                                             $  300,000,000                           100.000000000%

Fleet National Bank
MADE10510A
40 Broad Street
Boston, MA  02109
Attentions: Alexis MacElhiney, Vice President
Telephone: (617) 434-3817
Facsimile: (617) 434-6685

Citibank, N.A.
388 Greenwich Street
New York, NY 10013
Attention: Robert Kane
Telephone: (212) 816-8133
Facsimile: (212) 816-8301
E-Mail: Robert.J.Kane@citigroup.com

JPMorgan Chase Bank
270 Park Avenue, 4th Floor
New York, NY 10017
Attention: Barry Bergman
Telephone: (212) 270-0203
Facsimile: (212) 270-6637
E-Mail: Barry.Bergman@JPMorgan.com

SunTrust Bank
6410 Poplar Avenue, Suite 320
Memphis, TN 38119
Attention: Bryan Ford
Telephone: (901) 762-9862
Facsimile: (901) 766-7565
E-Mail: bryan.ford@suntrust.com

Wachovia Bank, National Association
1339 Chestnut Street
PA 4843
Philadelphia, PA 19107
Attention: Tony Braxton, Director
Telephone: (267) 321-6606
Facsimile: (267) 321-6700
E-Mail: Anthony.Braxton@wachovia.com

Merrill Lynch Bank USA
15 W. South Temple, Suite 300
Salt Lake City, UT 84101
Attention: Derek Befus
Telephone: (801) 526-6814
Facsimile: (801) 531-7470
E-Mail: Derek_Befus@ml.com


BNP Paribas
12201 Merit Drive, Suite 860
Dallas, TX 75251
Attention: Jeff Tebeaux
Telephone: (214)953-9737
Facsimile: (972) 788-9140
E-Mail: jeff.tebeaux@americas.bnpparibas.com

KeyBank National Association
127 Public Square, 6th Floor
Cleveland, OH 44114
Attention: David Wechter
Telephone: (216) 689-4442
Facsimile: (216) 689-4981
E-Mail: David_J_Wechter@keybank.com

National City Bank
155 East Broad Street
Columbus, OH 43215-0077
Telephone: (614) 463-7108
Facsimile: (614) 463-8572
E-Mail: joe.kwasny@nationalcity.com

Union Bank of California, N.A.
350 California Street
San Francisco, CA 94104
Attention: Theresa Rocha, V.P.
Telephone: (415) 705-7594
Facsimile: (415) 705-7085
E-Mail: Theresa.Rocha@uboc.com

U.S. Bank National Association
One U.S. Bank Plaza
SL-MO-T12M
St. Louis, MO 63101
Attention: Amanda A. Schmitt, Vice President
Telephone: (314) 418-3638
Facsimile: (314) 418-3859
E-Mail: amanda.schmitt@usbank.com

Credit Lyonnais New York Branch
2200 Ross Avenue, Suite 4400 West
Attention:  Brian Myers
Telephone: (214) 220-2308
Facsimile: (214) 220-2323
E-Mail: brian.myers@clamericas.com

Fifth Third Bank
810 Crescent Center Drive
Suite 100
Franklin, TN 37067
Attention: David Hicks
Telephone: (615) 771-5805
Facsimile: (615) 771-5885
E-Mail: David.Hicks@53.com

Wells Fargo Bank, National Association
230 West Monroe Street
Attention: Dan Van Aken
Telephone: (312) 845-4463
Facsimile: (312) 553-4783
E-Mail: vanakend@wellsfargo.com

The Bank of Tokyo-Mitsubishi, Ltd.
2001 Ross Ave., Suite 3150
Dallas, TX 75201
Attention: Doug Barnell
Telephone: (214) 954-1200 x105
Facsimile: (214) 954-1007
E-Mail: dbarnell@btmna.com

Comerica Bank
500 Woodward Avenue
MC 3269
Detroit, MI 48226
Attention: Heather Whiting, Account Officer
Telephone: (313) 222-7046
Facsimile: (313) 222-9516

The Bank of New York
One Wall Street
New York, NY 10286
Attention: Lucille Madden, Vice President
Telephone: (212) 635-7879
Facsimile: (212) 635-1483
E-Mail: LMadden@bankofNY.com

First Tennessee National Association
165 Madison Avenue, 9th Floor
Memphis, TN 38103-2723
Attention: James H. Moore, Jr., Sr. Vice President
Telephone: (901) 523-4108
Facsimile: (901) 523-4267
E-Mail: jhmoore@ftb.com

The Northern Trust Company
50 S. LaSalle, 11th Floor
Chicago, IL 60675
Attention: Ms. Linda Honda
Telephone: (312) 444-3532
Facsimile: (312) 630-1566

AmSouth Bank
6000 Poplar Avenue, Suite 300
Memphis, TN 38119
Attention:  Beth H. Vaughn, Vice President
Telephone: (901) 762-5671
Facsimile: (901) 762-5665
E-Mail: beth.vaughn@amsouth.com

Hibernia National Bank
313 Carondelet Street
New Orleans, LA 70130
Attention: Michael Geissler, Vice President
Telephone: (504) 533-2502
Facsimile: (504) 533-5344
E-Mail: mgeissler@hibernia.com

National Bank of Egypt
New York Branch
40 East 52nd Street
Attention: Rami El-Rifai
Telephone: (212) 326-8105
Facsimile: (212) 326-8111
E-Mail: relrifai@nbeny.com

Compass Bank
15 S. 20th Street
Birmingham, AL 35233
Attention: Keely McGee, Vice President
Telephone: (205) 297-5920
Facsimile: (205) 297-7212
E-Mail: KKW@comapassbnk.com

                               SCHEDULE 2.1(b)(i)
                           FORM OF NOTICE OF BORROWING

Fleet National Bank,
  as Administrative Agent for the Lenders
1633 Broadway, 28th Floor
NYEH52628
New York, NY 10019
Attn: Agency Services

Ladies and Gentlemen:

      The undersigned, AUTOZONE, INC. (the "Borrower"), refers to the Amended and Restated Credit Agreement dated as of May 17, 2004 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the Lenders, Fleet National Bank, as Administrative Agent and Citicorp USA, Inc., as Syndication Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice pursuant to Section 2.1 of the Credit Agreement that it requests a Revolving Loan advance under the Credit Agreement, and in connection therewith sets forth below the terms on which such Revolving Loan advance is requested to be made:

(A)   Date of Borrowing (which is a Business Day)   ____________________________

(B)   Principal Amount of Borrowing                 ____________________________

(C)   Interest rate basis                           ____________________________

(D)   Interest Period and the last day thereof      ____________________________

      In accordance with the requirements of Section 4.2, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in subsection (b) of such Section, and confirms that the matters referenced in subsections (c), (d) and (e) of such Section, are true and correct.

                               Very truly yours,

                               AUTOZONE, INC.

                               By: ______________________________________
                               Name: ____________________________________
                               Title: ___________________________________

                                 SCHEDULE 2.1(e)

                             FORM OF REVOLVING NOTE

                                                                    May 17, 2004

      FOR VALUE RECEIVED, AUTOZONE, INC., a Nevada corporation (the "Borrower"), hereby promises to pay to the order of __________________________, its successors and assigns (the "Lender"), at the office of Fleet National Bank, as Administrative Agent (the "Administrative Agent"), at 1633 Broadway, 28th Floor, NYEH52628, New York, NY 10019, Attn: Agency Services (or at such other place or places as the holder hereof may designate), at the times set forth in the Amended and Restated Credit Agreement, dated as of May 17, 2004, among the Borrower, the Lenders, the Administrative Agent and the Syndication Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.1(d) of the Credit Agreement.

      Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section 3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

      In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

      All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on a schedule attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.

      This Note and the Revolving Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained by or on behalf of the Borrower as provided in Section 10.3(c) of the Credit Agreement.

      IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                               AUTOZONE, INC.

                               By: ______________________________________
                               Name: ____________________________________
                               Title: ___________________________________

                               By: ______________________________________
                               Name: ____________________________________
                               Title: ___________________________________

                                 SCHEDULE 2.2(f)

                            FORM OF COMPETITIVE NOTE

                                                                    May 17, 2004

      FOR VALUE RECEIVED, AUTOZONE, INC., a Nevada corporation (the "Borrower"), hereby promises to pay to the order of __________________________, its successors and permitted assigns (the "Lender"), at the office of Fleet National Bank, as Administrative Agent (the "Administrative Agent"), at 1633 Broadway, 28th Floor, NYEH52628, New York, NY 10019, Attn: Agency Services (or at such other place or places as the holder hereof may designate), at the times set forth in the Amended and Restated Credit Agreement, dated as of May 17, 2004, among the Borrower, the Lenders, the Administrative Agent and the Syndication Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the aggregate unpaid principal amount of all Competitive Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.2 of the Credit Agreement and in the respective Competitive Bid applicable to each Competitive Loan borrowing evidenced hereby.

      Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section 3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

      In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

      All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on a schedule attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.

      This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained by or on behalf of the Borrower as provided in Section 10.3(c) of the Credit Agreement.

      IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                               AUTOZONE, INC.

                               By: ______________________________________
                               Name: ____________________________________
                               Title: ___________________________________

                               By: ______________________________________
                               Name: ____________________________________
                               Title: ___________________________________

                                  SCHEDULE 3.2

                     FORM OF NOTICE OF EXTENSION/CONVERSION

Fleet National Bank,
  as Administrative Agent for the Lenders
1633 Broadway, 28th Floor
NYEH52628
New York, NY 10019
Attn:  Agency Services

Ladies and Gentlemen:

The undersigned, AutoZone, Inc. (the "Borrower"), refers to the Amended and Restated Credit Agreement dated as of May 17, 2004 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the Lenders, Fleet National Bank, as Administrative Agent and Citicorp USA, Inc., as Syndication Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice pursuant to Section 3.2 of the Credit Agreement that it requests an extension or conversion of a Revolving Loan outstanding under the Credit Agreement, and in connection therewith sets forth below the terms on which such extension or conversion is requested to be made:

(A)   Date of Extension or Conversion (which is the
      last day of the the applicable Interest Period)      _____________________

(B)   Principal Amount of Extension or Conversion          _____________________

(C)   Interest rate basis                                  _____________________

(D)   Interest Period and the last day thereof             _____________________

      In accordance with the requirements of Section 4.2, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in subsection (b) of such Section, and confirms that the matters referenced in subsections (c), (d) and (e) of such Section, are true and correct.

                               Very truly yours,

                               AUTOZONE, INC.

                               By: ______________________________________
                               Name: ____________________________________
                               Title: ___________________________________

                                 SCHEDULE 4.1(g)

                              FORM OF LEGAL OPINION

                                     [DATE]

Fleet National Bank,
  as Administrative Agent for the Lenders
1633 Broadway, 28th Floor
NYEH52628
New York, NY 10019
Attn:  Agency Services

             RE: AutoZone, Inc. 364-Day Syndicated Credit Agreement

Ladies and Gentlemen:

      I am the Senior Vice President, Secretary and General Counsel of AutoZone, Inc., a Nevada corporation ("AutoZone"), and am familiar with the transactions contemplated by the Amended and Restated Credit Agreement dated as of May 17, 2004, among AutoZone, Inc., as Borrower, the several Lenders from time to time party thereto, Fleet National Bank as Administrative Agent, and Citicorp USA, Inc., as Syndication Agent ("Credit Agreement"). Unless the context otherwise requires, all terms used in this opinion which are specifically defined in the Credit Agreement shall have the meanings given such terms in the Credit Agreement.

      In connection with the opinions expressed below, I have examined, or caused to be examined, the Credit Documents. I have relied upon the representations and warranties contained in each of such documents and upon originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, documents and other instruments as in my judgment are relevant to rendering the opinions expressed below. As to all matters of fact covered by such documents, I have relied, without independent investigation or verification on such documents. In such examination, I have assumed that each of the parties to the Credit Agreement, other than AutoZone, had and has, as the case may be, full power, authority and legal right to enter into each Credit Document to which it is a party and that each such Credit Document was or has been, as the case may be, duly authorized, executed and delivered by each of such parties.

      Based on the foregoing, it is my opinion that:

      (i) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation or limited partnership under the laws of the jurisdiction of its organization, with corporate or partnership, as the case may be, power and authority to own its properties and conduct its ordinary course of business;

      (ii) Each of the Company and its subsidiaries has been duly qualified as a foreign corporation or limited partnership, as the case may be, for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction;

      (iii) Each of the Credit Documents to which AutoZone is a party, was or has been, as the case may be, duly authorized, executed and delivered by AutoZone and together constitute the legal, valid and binding obligations of AutoZone enforceable against AutoZone in accordance with its and their terms.

      The opinions expressed in paragraph (iii) above are based upon the assumption for purposes of such opinions and without independent analysis that notwithstanding the respective choice of law clauses in the Credit Documents, the governing law with respect to each of the Credit Documents is identical in all relevant respects to the law of the State of Tennessee. Insofar as such opinion relates to the enforceability of any instrument, such enforceability is subject to applicable bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally whether such enforceability is considered in a proceeding in equity or at law). The enforceability of the remedies provided under the Credit Agreement may also be limited by applicable laws which may affect the remedies provided therein but which do not in my opinion affect the validity of the Credit Agreement or make such remedies inadequate for the practical realization of the benefits intended to be provided.

      I do not express any opinion as to matters governed by any law other than the Federal laws of the United States of America, the corporation law of the State of Nevada and the laws of the State of Tennessee. Further, I express no opinion as to the enforceability of the choice of law provisions contained in any of the Credit Documents.

      This opinion is rendered solely for your benefit in connection with the transactions described above. This opinion may not be used or relied upon by any other person, and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without my prior written consent except to your bank examiners, auditors and counsel and to prospective transferees of your interests under the Credit Documents and their professional advisers, or as required by law or pursuant to legal process.

                                           Very truly yours,

                                  SCHEDULE 5.5

                               MATERIAL LITIGATION

                                      NONE

                                  SCHEDULE 5.12

                                  SUBSIDIARIES

AUTOZONE, INC. AS OF APRIL 14, 2004

STATUS:                    ACTIVE
INCORPORATION              NEVADA

FEDERAL ID#         62-1482048

SUBSIDIARIES

AUTOZONE NORTHEAST, INC.
AUTOZONE OPERATIONS, INC.
ALLDATA LLC
AUTOZONE DE MEXICO, S. DE R.L. DE C.V.
AUTOZONE DEVELOPMENT CORPORATION
AUTOZONE MISSISSIPPI PROPERTIES, INC.
AUTOZONE PROPERTIES, INC.
AUTOZONE STORES, INC.
AUTOZONE MISSISSIPPI, INC.
AUTOZONE TEXAS, L.P.
AUTOZONE.COM, INC.
AUTOZONERS, INC.
AUTOZONE WEST, INC.
DATAZONE, S. DE R.L. DE C.V.
SERVICE ZONE, S. DE R. L. DE C.V.
AUTOZONE PARTS, INC.
AZTP HOLDINGS, LLC
ZONE COMPRA, S. DE R.L. DE C.V.
AZ TEXAS OPERATIONS, LLC
AZER CALIFORNIA, LLC
AZER TEXAS, LLC
VENUS INITIATIVE, LLC
ZONA AUTOMOVILISTICA, INC.
RIVERSIDE CAPTIVE INSURANCE COMPANY

                                 SCHEDULE 6.1(c)

                    FORM OF OFFICER'S COMPLIANCE CERTIFICATE

      For the fiscal quarter ended _________________, 20___.

      I, ______________________, [Title] of AutoZone, Inc. (the "Borrower")
hereby certify that, to the best of my knowledge and belief, with respect to that certain Amended and Restated Credit Agreement dated as of May 17, 2004 (as amended, modified, extended or restated from time to time, the "Credit Agreement"; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, the Lenders party thereto, Fleet National Bank, as Administrative Agent and Citicorp USA, Inc., as Syndication Agent.

      a. The company-prepared financial statements which accompany this certificate are true and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from normal year-end audit adjustments.

      b. Since ___________ (the date of the last similar certification, or, if none, the Closing Date) no Default or Event of Default has occurred under the Credit Agreement; and

Delivered herewith are detailed calculations demonstrating compliance by the Borrower with the financial covenants contained in Section 6.10 and Section 6.11 of the Credit Agreement as of the end of the fiscal period referred to above.

      This ______ day of ___________, 20__.

                               AUTOZONE, INC.

                               By: ______________________________________
                               Name: ____________________________________
                               Title: ___________________________________

                                  SCHEDULE 7.5

                             SUBSIDIARY INDEBTEDNESS

AUTOZONE, INC. AS OF FEBRUARY 14, 2004

SUBSIDIARY INDEBTEDNESS

                                                     Indebtedness
    Subsidiary                                 as of  February 14, 2004
--------------------                           ------------------------
AutoZone Texas, L.P.                                  $8,200,000

                                SCHEDULE 10.3(b)

                        FORM OF ASSIGNMENT AND ACCEPTANCE

      THIS ASSIGNMENT AND ACCEPTANCE dated as of _______________, 200_ is entered into between ________________ ("Assignor") and ____________________
("Assignee").

      Reference is made to the Amended and Restated Credit Agreement dated as of May 17, 2004, as amended and modified from time to time thereafter (the "Credit Agreement") among AutoZone, Inc., the Lenders party thereto, Fleet National Bank, as Administrative Agent and Citicorp USA, Inc. as Syndication Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

      1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, effective as of the Effective Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitments and outstanding Loans of the Assignor on the effective date of the assignment designated below (the "Effective Date"), together with unpaid Fees accrued on the assigned Commitments to the Effective Date and unpaid interest accrued on the assigned Loans to the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 10.3(b) of the Credit Agreement, a copy of which has been received by the Assignee. From and after the Effective Date (i) the Assignee, if it is not already a Lender under the Credit Agreement, shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests purchased and assumed by the Assignee under this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests sold and assigned by the Assignor under this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

      2. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

      3. Terms of Assignment

            (a)   Date of Assignment:

            (b)   Legal Name of Assignor:

            (c)   Legal Name of Assignee:

            (d)   Effective Date of Assignment:

(e)   Revolving Commitments of Assignee after giving effect to this
      Assignment and Acceptance as of the Effective Date                            $_________________

(f)   Revolving Commitments of Assignor after giving effect to this
      Assignment and Acceptance as of the Effective Date                            $_________________

(g)   Revolving Commitment Percentages of Assignee after giving
      effect to this Assignment and Acceptance as of the Effective
      Date (set forth to at least 8 decimals)                                        _________________%

(h)   Revolving Commitment Percentages of Assignor after giving
      effect to this Assignment and Acceptance as of the Effective
      Date (set forth to at least 8 decimals)                                        _________________%

      4. This Assignment and Acceptance shall be effective only upon consent of the Borrower and the Administrative Agent, if applicable, delivery to the Administrative Agent of this Assignment and Acceptance together with the transfer fee payable pursuant to Section 10.3(b) in connection herewith and recordation in the Register pursuant to Section 10.3(c) of the terms hereof.

      5. This Assignment and Acceptance may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Assignment and Acceptance to produce or account for more than one such counterpart.

The terms set forth above are hereby agreed to:

___________________________, as Assignor

By: ______________________________________
Name: ____________________________________
Title: ___________________________________

___________________________, as Assignee

By: ______________________________________
Name: ____________________________________
Title: ___________________________________

Notice address of Assignee:

                  <<Assignee>>
                  ___________________________________
                  ___________________________________
                  Attn:______________________________
                  Telephone:  (___)__________________
                  Telecopy:   (___)__________________

CONSENTED TO:

FLEET NATIONAL BANK,
as Administrative Agent

By: ______________________________________
Name: ____________________________________
Title: ___________________________________

AUTOZONE, INC.

By: ______________________________________
Name: ____________________________________
Title: ___________________________________

                                       3